                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF EARLIEST REPORTED EVENT - JULY 29, 1997



                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
            (Exact name of Registrant as specified in its charter)



     DELAWARE                     033-22097-NY             11-2908692
(State or other jurisdiction      (Commission             (IRS Employer
incorporation or organization)    File Number)        Identification Number)


                          5151 SAN FELIPE, SUITE 450
                             HOUSTON, TEXAS, 77056
             (Address of Registrant's principal executive offices)


                                (713) 621-7911
             (Registrant's telephone number, including area code)


                                (713) 621-7988
             (Registrant's facsimile number, including area code)


                           HAVENWOOD VENTURES, INC.
                                 P.O. BOX 1451
                             SEDONA, ARIZONA 86339
         (Former name or former address, if changed since last report)

ITEM 1.
CHANGES IN CONTROL OF THE REGISTRANT

  GENERAL. Boots & Coots International Well Control, Inc. (the "Registrant") was incorporated in Delaware in April 1988 as Havenwood Ventures, Inc. The Registrant was originally formed to serve as a blind pool investment fund, and in July 1988, raised $499,500 in an initial public offering of its Common Stock. After completing its initial public offering, the Registrant elected to use its available resources to develop a theme attraction in Sedona, Arizona, the Sedona Spirit Theater (the "Theater"). In connection with these activities, the Registrant purchased three parcels of land for an aggregate of $843,000, subject to a first mortgage totaling $400,000. In addition, approximately $400,000 was spent for site-planning, show and theme attraction development, planning and zoning approvals and general expenses. During the fiscal year ended June 30, 1992, the Registrant elected to discontinue development of the Theater as a result of its inability to attract financing for further development of the project. The Registrant thereafter divested itself of the Theater properties and wrote off its remaining investment in the project. Upon completion of the divestiture, the Registrant was left with no material assets or liabilities and no ongoing business activities. The Registrant remained inactive until it entered into a business combination with IWC Services, Inc., a Texas corporation ("IWC Services") on July 29, 1997. Upon the closing of that business combination, IWC Services became a wholly-owned subsidiary of the Registrant. See "The Reorganization" below.

  THE MERGER. The Registrant acquired IWC Services in a transaction structured as a "reverse triangular merger" (the "Merger") between Havenwood Acquisition Corporation, a Texas corporation ("Newco"), which was a wholly owned subsidiary of the Registrant formed for the sole purpose of consummating the Merger, and IWC Services. Immediately prior to the completion of the Merger, the Registrant had no material assets, liabilities or business operations. No business relationship existed between the Registrant or Newco and IWC Services prior to the Merger. No funds of the Registrant were expended to acquire IWC Services. As consideration for engaging in the Merger, the Registrant issued shares of Common Stock, and the warrants and options described below, to the former securityholders of IWC Services. The amount of consideration given by the Registrant in the Merger was determined through "arms-length" negotiation between the parties. The Merger was accounted for as an acquisition of the Registrant by IWC Services in consideration of the issuance of 1,173,074 shares of Common Stock to the stockholders of the Registrant.

  Prior to the Merger, the Registrant had 258,365,000 shares of common stock ("Old Shares") issued and outstanding. Mark Lebovit and Reed Slatkin, the principal and controlling stockholders of the Registrant, collectively owned 168,101,465 Old Shares, or approximately 65% of the outstanding voting securities of the Registrant. In furtherance of the Merger, a majority of the Registrant's stockholders by written consent approved and the Registrant effected a "reverse split" of its Common Stock in the ratio of one new share ("New Shares") for every 135 Old Shares held by a stockholder, provided, however, that no single stockholder's ownership was reduced to fewer than 100 New Shares. Immediately prior to the Merger, the principal stockholders of the Registrant surrendered a total of 740,740 New Shares to the Registrant for cancellation, leaving a total of 1,173,074 shares of Common Stock issued and outstanding on the date of the Merger.

  Articles of Merger were filed with the office of the Secretary of State of Texas on July 29, 1997, and were effective upon filing. As a result of the Merger, IWC Services became a wholly-owned subsidiary of the Registrant and shares of the Registrant's Common Stock, together with the warrants and options described below were delivered to the former securityholders of IWC Services in exchange for all of the issued and outstanding common stock, warrants and options of IWC Services.

  The common stock, warrants and options held by the former securityholders of IWC Services were converted in the Merger into securities of the Registrant as follows (i) 6,740,000 shares of $0.01 par value common stock of IWC Services (100% of the issued and outstanding common stock of IWC Services) were converted into 15,502,000 shares of Common Stock of the Registrant (approximately 93% of the then issued and outstanding Common Stock of the Registrant); (ii) warrants to purchase $3,000,000 of IWC Services' common stock held by certain Noteholders were converted into substantially identical warrants to purchase up to $3,000,000 of the Registrant's Common Stock; and (iii) options to purchase an aggregate of 850,000 shares of IWC Services' common stock at a price of $1 per share were converted into options to purchase 1,955,000 shares of the Registrant's Common Stock at a price of $0.43 per share.

  In summary, (i) prior to the Merger, the Registrant effected a reverse-split of its outstanding Common Stock in the ratio of one New Share for every 135 Old Shares held by a stockholder, provided, however, that no single stockholder's share ownership was reduced to fewer than 100 New Shares, (ii) certain principal stockholders of the Registrant surrendered a total of 740,740 New Shares to the Registrant for cancellation leaving a total of 1,173,074 shares of Common Stock issued and outstanding on the closing date, (iii) the Registrant's authorized capitalization of 50,000,000 shares of $0.00001 par value Common Stock was retained and appropriate adjustments were made to the stated capital and additional paid in capital accounts of the Registrant, (iv) in connection with the Merger, each issued and outstanding share of common stock of IWC Services was converted into 2.3 shares of the Registrant's Common Stock, amounting to 15,502,000 shares in the aggregate (v) each issued and outstanding warrant to purchase shares of common stock of IWC Services was converted into a substantially identical warrant to purchase shares of the Registrant's Common Stock, (vi) each option to purchase shares of common stock of IWC Services was converted into an option to purchase 2.3 shares of the Registrant's Common Stock at a price of $0.43 per share, and (vii) IWC Services became a wholly-owned subsidiary of the Registrant.

  PRINCIPAL STOCKHOLDERS. After giving effect to the foregoing transactions, there were 16,675,074 shares of the Registrant's Common Stock issued and outstanding on July 29, 1997. The following table presents certain information regarding the beneficial ownership of the Registrant's common stock by (i)each person known by the Registrant to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Registrant's directors, and
(iii) all directors and officers as a group.

           NAME OF              AMOUNT AND NATURE OF     PERCENT
    BENEFICIAL OWNER (1)        BENEFICIAL OWNERSHIP    OF CLASS

*Larry H. Ramming (2)                    9,395,500(3)     55.20%

*Raymond Henry (2)                        4,795,500(4)     28.66%
Mark S. Howells (5)                       1,765,988        10.59%
Jeffrey J. Puglisi (5)                    1,566,615         9.39%
*Brian Krause (2)                         1,345,000         8.04%
Richard Hatteberg (2)                     1,150,000         6.90%
Danny Clayton (2)                         1,150,000         6.90%
*K. Kirk Krist                              575,000         3.44%
*Thomas L. Easley (6)                       126,500         0.75%

*All officers and directors
 as a group (five persons)               10,097,500        58.49%

=============
(1) Beneficial owners have sole voting and investment power with respect to the shares unless otherwise noted.

(2) In May 1995, Messrs. Krause, Henry, Hatteberg and Clayton entered into the Voting Trust Agreement which gives Messrs. Ramming and Henry, as co-trustees, the absolute right to vote all the shares of the Registrant's Common Stock now owned or hereafter acquired by Messrs. Krause, Henry, Hatteberg and Clayton during the five-year period ending December 31, 2000. In the event that Messrs. Ramming and Henry are unable to reach an agreement respecting the voting of such shares, the Voting Trust Agreement designates Charles T. Phillips, attorney at law, as the tiebreaker.

(3) Includes 4,255,000 shares owned by Mr. Ramming and members of his immediate family, including certain family-owned entities, 345,000 shares issuable upon the exercise of presently exercisable options held by Mr. Ramming, and 4,738,000 shares and 57,500 options owned by Messrs. Krause, Henry, Hatteberg and Clayton, all of which are subject to the Voting Trust Agreement under which Messrs. Ramming and Henry serve as co-trustees.

(4) Includes 1,150,000 shares owned by Mr. Henry and 3,588,000 shares and 57,500 options owned by Messrs. Krause, Hatteberg and Clayton, all of which are subject to the Voting Trust Agreement under which Messrs. Ramming and Henry serve as co-trustees.

(5) Messrs. Howells and Puglisi are principals of Arizona Securities Group, Inc. The shares held by Mr. Howells and Puglisi include an aggregate of 1,431,002 shares of Common Stock purchased from a stockholder of the Company for cash and an aggregate of 1,901,601 shares of Common Stock issued to Arizona Securities Group as compensation for consulting services related to (i) the negotiation and consummation of the business combination between the Registrant and IWC Services, (ii) the structuring and implementation of the Boots & Coots Acquisition described below, (iii) the structuring and implementation of the Registrant's financing plans, and (vi) the identification of appropriate investment bankers to serve the Registrant's future financing needs. A portion of such shares may be deemed to be additional selling compensation.

(6) Mr. Easley owns an option to purchase 126,500 shares of Common Stock at $0.43 per share.

  The Registrant knows of no arrangements that will result in a change in control at a date after this Current Report on Form 8-K.

  Copies of the various documents used to effect the Merger accompany this Current Report on Form 8-K and are incorporated herein by reference. See Item 7 of this Report.

ITEM 2.
ACQUISITION OR DISPOSITION OF ASSETS.

PART 1   ACQUISITION OF IWC SERVICES AND SUBSIDIARIES

  INTRODUCTION. IWC Services, Inc., a Texas Corporation, is a global-response well control service company that specializes in oil field emergencies, including blowouts and well fires. IWC Services was organized in June 1995 by six former key employees of the Red Adair Company who resigned their positions after Mr. Adair retired and sold the company. IWC Services conducts its current operations through three subsidiaries and one strategic alliance. IWC Services' subsidiaries are Hell Fighters, Inc., a Texas corporation that is a wholly-owned subsidiary of IWC Services, International Well Control Services, Ltd., a Cayman Islands corporation that is a wholly-owned subsidiary of IWC Services, and IWC de Venezuela, C.A., a Venezuelan corporation that is a majority-owned (90%) subsidiary of International Well Control Services, Ltd.

  TERMS OF ACQUISITION. For a detailed discussion of the terms of the acquisition of IWC Services by the Registrant, see the discussion in Item 1.

EMERGENCY RESPONSE SEGMENT
OF THE OIL FIELD SERVICE INDUSTRY

  HISTORY. The emergency response segment of the oil field services industry traces its roots to the late 1930's when Myron Kinley organized the Kinley Company, the first oil and gas well firefighting specialty company. Shortly after organizing the Kinley Company, Mr. Kinley took on an assistant named Red Adair who learned the firefighting business under Mr. Kinley's supervision and remained with the Kinley Company until Mr. Kinley's retirement. When Mr. Kinley retired in the late 1950's, Mr. Adair organized the Red Adair Company and subsequently hired Boots Hansen, Coots Mathews and Raymond Henry as members of his professional firefighting staff. Mr. Adair added Richard Hatteberg, Danny Clayton, Brian Krause, Mike Foreman and Juan Moran to his professional firefighting staff and the international reputation of the Red Adair Company grew to the point where it was a subject of popular films and the dominant competitor in the industry. Boots Hansen and Coots Mathews remained with the Red Adair Company until 1978 when they split off to organize Boots & Coots, an independent firefighting, snubbing and blowout control company. Shortly thereafter, Boots & Coots added James Tuppen to their professional firefighting staff. Since inception, Boots & Coots was a major competitor in the worldwide oil and gas well firefighting and blowout control industry and had recently expanded its operations to include plugging and abandonment services, industrial and marine firefighting, firefighting equipment sales and fire-retardant foam sales.

  Historically, the emergency response segment of the oil field services industry has been reactive, rather than proactive, and a small number of Houston-based companies have dominated the market. As a result, if an operator in Indonesia, for example, experienced a blowout and fire, he would likely call an emergency response company in Houston that would take the following steps:

* Immediately dispatch a control team to the blowout location to supervise debris removal, local equipment mobilization and site preparation;
* Gather and analyze the available data, including drilling history, geology, availability of support equipment, personnel, water supplies and ancillary firefighting resources;
*  Develop a detailed fire suppression and well-control plan;

*  Mobilize additional well-control and firefighting equipment in Houston;
*  Air freight equipment from Houston to the blowout location;
*  Extinguish the fire and bring the well under control; and
*  Transport the control team and equipment back to Houston.

  On a typical blowout, debris removal, fire suppression and well control can require several weeks of intense effort and consume millions of dollars, including several hundred thousand dollars in air freight costs alone.

  The 1990's have been a period of rapid change in the oil and gas well firefighting business. The hundreds of oil well fires that were started by Iraqi troops during their retreat from Kuwait spurred the development of new firefighting techniques and tools that have become industry standards. Moreover, after extinguishing the Kuwait fires, the entrepreneurs who created the oil and gas well firefighting industry, including Red Adair, Boots Hansen and Coots Mathews retired, leaving the Company's senior staff as the four most experienced active firefighters in the world. At present, the principal competitors in the oil well firefighting business are the Company, Wild Well Control, Inc., and Cudd Pressure Control, Inc., whose resources may be greater than the Company's. As a consequence of the Boots & Coots Acquisition, the Registrant is a leader in the worldwide oil and gas well firefighting business. The Registrant views the Boots & Coots Acquisition as part business combination and part family reunion.

  Corporate downsizing and outsourcing of services, when coupled with increased recognition of the importance of training, environmental protection and emergency preparedness, are having a profound impact on the emergency response segment of the oil field services industry. Instead of waiting for a blowout, fire or other disaster to occur, major oil producers are coming to IWC Services and its competitors for proactive preparedness and incident prevention programs, together with pre-event consultation on matters relating to well control education, blowout contingency planning, on-site safety inspection and formal fire drills. As a result, IWC Services' consulting revenue often exceeds its firefighting revenue.

  In addition to seeking pre-event consulting services, a number of major oil and gas producers have come to the realization that servicing the worldwide firefighting and well control market from Houston is inefficient: the response time is too long and the cost of transporting equipment by air freight is prohibitive. As a result, IWC Services has recently entered into an agreement to establish and maintain an industry supported "Fire Station" on the North Slope of Alaska. Under the terms of the agreement, IWC Services has sold to a consortium of producers the equipment required to respond to a blowout or oil well fire, and has agreed to maintain the equipment and conduct on-site safety inspections and emergency response drills. Over the next five years, the Regsitrant plans to establish a worldwide network of company owned Fire Stations and to use this global presence as the foundation to seek to establish a preeminent position in the oil and gas well firefighting business.

  VOLATILITY OF FIREFIGHTING REVENUES. The market for oil and gas well firefighting and blowout control services is highly volatile due to factors beyond the control of the Registrant. While the market for firefighting and blowout control services ordinarily follows predictable trends in the oil and gas industry, extraordinary events such as the Bay Marchand and Piper Al-pha disasters can be expected to occur every four to six years. In addition, wars, acts of terrorism and other unpredictable factors may increase the need for oil and gas well firefighting and blowout control services from time to time. Accordingly, the Registrant expects that its revenues from oil well firefighting and blowout control services will vary widely from year to year. While the Registrant believes that the Boots & Coots Acquisition discussed elsewhere herein and its anticipated revenues from consulting, snubbing, educational and industrial and marine firefighting services will help to provide a more stable and predictable revenue base, there can be no assurance that IWC Services will be successful in developing and expanding activities in these service areas. Accordingly, IWC Services expects its revenues and operating performance to vary considerably from year to year.

SERVICES PROVIDED BY IWC SERVICES

  IWC Services is a global-response oil field services company that specializes in responding to and controlling oil field emergencies, including blowouts and well fires. IWC Services' staff of well control specialists has a combined total of over 120 years' experience in oil well firefighting and an excellent safety record. Throughout their careers, these professionals have worked in every major oil producing region in the world and controlled more than 2,500 oil well fires, including the 1963 Devil's Cigarette Lighter fire, the 1988 Piper-Alpha Platform disaster and the 1991 Burgan Field fires that were started by Iraqi troops during their retreat from Kuwait during the Gulf War. IWC Services' principal services lines include:

  Well Control. This service line is divided into two distinct service levels:
(1) "Critical Event" response is ordinarily reserved for well control projects where hydrocarbons are escaping from a well bore, regardless of whether a fire has occurred. (2) "Non-critical Event" response, on the other hand, is intended for the more common operating problems that do not involve escaping hydrocarbons.

   Critical Events. Critical Events frequently result in explosive fires, the loss of life, the destruction of drilling and production facilities, substantial environmental damage and the loss of hundreds of thousands of dollars per day in production revenue. Since Critical Events ordinarily arise from equipment failures or human error, it is impossible to accurately predict the timing or scope of IWC Services' Critical Event work. Notwithstanding the foregoing, a Critical Event of catastrophic proportions could result in revenues to IWC Services well in excess of $5 million in the year of the incident. IWC Services' professional firefighting staff has more than 120 years of aggregate industry experience in responding to Critical Events, oil well fires and blowouts. The addition of the assets of Boots & Coots and its professional firefighting staff adds depth and dimension to IWC Services' Critical Event control activities and expand IWC Services' capacity to simultaneously respond to multiple events, wherever they may occur.

   Non-critical Events. Non-critical Events frequently occur in connection with the drilling of new wells into high pressure reservoirs. In most Non-critical Events, the blowout preventers and other safety systems on the drilling rig function according to design and IWC Services is then called upon to supervise and assist in the well control effort so that drilling operations can resume as promptly as safety permits. While Non-critical Events do not or-
  dinarily have the revenue impact of a Critical Event, they are much more common and predictable.

  Equipment Rentals. This service line includes the rental of specialty well control and firefighting equipment by IWC Services primarily for use in conjunction with Critical Events. Such equipment includes, but is not limited to, firefighting pumps, pipe-racks, Athey Wagons, pipe cutters, crimping tools, and deluge safety systems. IWC Services charges this equipment out on a per diem basis. Past experience indicates that rentals can be expected to average approximately 40% of revenues associated with a Critical Event.

  Equipment Sales and Service. This service line involves the sale of complete firefighting equipment packages, together with maintenance, monitoring, updating of equipment and ongoing consulting services. A typical example of this service line is the industry supported Fire Station that IWC Services recently established in the North Slope of Alaska. In connection with the establishment of this Fire Station, the original sale included approximately $485,000 in equipment. In addition, IWC Services has entered into a long-term agreement to provide ongoing consulting services including education, contingency planning, safety inspections and emergency response drills. IWC Services believes that the follow-on revenue from the North Slope Fire Station will be approximately $100,000 per year. IWC Services expects the Boots & Coots Acquisition to significantly expand the scope of its activities in the equipment sales and service arena as a result of Boots & Coots' extensive operations in industrial and marine firefighting and firefighting equipment distribution.

  Consulting; Drilling Engineering. IWC Services has the ability to provide through its highly-specialized in-house engineering staff, supplemented if necessary by outside engineering consultants and the Halliburton Energy Services division, engineering services for such areas as: (1) planning and design of relief well drilling (trajectory planning, directional control and equipment specifications, and on-site supervision of the drilling operations), (2) planning and design of production facilities which are susceptible to well capping or other control procedures; and, (3) mechanical and computer aided designs for well control equipment.

  Consulting; Inspections. A cornerstone of IWC Services' strategy of providing preventive well control services involves on-site inspection services for drilling and workover rigs, drilling and production platforms, and field production facilities. Since these inspection services will be offered as a standard option in Halliburton's field service programs, IWC Services anticipates that inspection services will become an important source of revenue.

  Consulting; Training. IWC Services provides specialized training in well control procedures for drilling, exploration and production personnel. To date such training programs have been provided for both U.S. and international operators. Since IWC Services' training services will be offered in conjunction with ongoing educational programs sponsored by Halliburton, IWC Services believes the training segment of its business offers considerable potential for growth.

  Strategic Event Planning (S.T.E.P.). A key element of the services offered by the Halliburton Alliance is a strategic and tactical planning process addressing action steps, resources and equipment necessary for an operator to control a blowout. This planning process incorporates organizational structures, action plans, specifications, people and equipment mobilization plans with engineering details for well firefighting, capping, relief well and kill operations. It also addresses optimal recovery of well production status, insurance recovery, public information and relations and safety/environmental issues. While the S.T.E.P. program includes a standardized package of services, it is easily modified to suit the particular needs of a specific client.

  Regional Fire Stations. IWC Services, in conjunction with Halliburton, plans to pre-position in selected geographic locations throughout the world complete complements of specialty firefighting equipment and ancillary tools and equipment ("Fire Stations"). The equipment for these proposed Fire Stations will either be purchased by IWC Services for its own account, using cash flow, if any, from operations, or purchased by a consortium of local producers who will then contract with IWC Services for maintenance and consulting services. IWC Services plans to deploy at least one Fire Station per year over the next five years. It is believed these Fire Stations, once established, will place the Halliburton Alliance in an unique competitive position within the industry and allow the alliance to gain market share by reducing the mobilization time and costs traditionally involved in controlling major blowout events.

HALLIBURTON ALLIANCE

  In response to ongoing changes in the emergency response segment of the oil field service industry, IWC Services entered into a global strategic alliance with Halliburton in October 1995. Halliburton is widely recognized as an industry leader in the pumping, cementing, snubbing, production enhancement, coiled tubing and related services segment of the oil field services industry. This alliance, "WELLCALL(SM)", draws on the expertise and abilities of both companies and offers a total well control solution for oil and gas producers worldwide. WELLCALL(SM) provides a complete range of well control services including blowout control, snubbing services, pumping services, debris removal, firefighting, relief well planning, pre-event troubleshooting, contingency planning, and other specialized services. The specific benefits that WELLCALL(SM) provides to an operator include:

  * Quick response with a global logistics system supported by an international communications network that operates around the clock, seven days a week;
  * A full-time team of experienced well control specialists that are dedicated to safety;
  *  Specialized equipment design, rental, and sales;
  * Contingency planning consultation where WELLCALL(SM) specialists meet with customers, identify potential problems, and help develop a comprehensive contingency plan; and
  * A single-point contact to activate a coordinated total response to well control needs.

  Operators contracting with WELLCALL(SM) receive a Strategic Event Plan, or S.T.E.P., a comprehensive contingency plan for well control that is region-specific, reservoir-specific, site-specific and well-specific. The S.T.E.P. plan provides the operator with a written, comprehensive and coordinated action plan that incorporates historical data, pre-planned call outs of IWC Services and Halliburton personnel, pre-planned call outs of necessary equipment and logistical support to minimize response time and coordinate the entire well control effort. Thereafter, in the event of a blowout, WELLCALL(SM) provides the worldwide engineering and well control equipment capabilities of Halliburton and the firefighting expertise of IWC Services through an integrated contract with the operator.

  As a result of the Halliburton Alliance, IWC Services is directly involved in Halliburton's well control projects that require firefighting expertise, Halliburton is a primary service vendor to IWC Services and IWC Services has exclusive rights to use to certain firefighting technologies developed by Halliburton. It is presently expected that most of IWC Services' Fire Stations will be established at existing Halliburton facilities and that maintenance of the Fire Station equipment will be performed by Halliburton employees. The Halliburton Alliance also gives IWC Services access to Halliburton's global communications and currency management systems, capabilities that could prove invaluable in connection with IWC Services' international operations.

  Consistent with the Halliburton Alliance, IWC Services' focus has evolved to meet its clients' needs in a global theater of operations. With the increased emphasis by operators on operating efficiencies and outsourcing many engineering services, IWC Services has developed a proactive menu of services to meet today's needs. These services emphasize pre-event planning and training to minimize the likelihood of a blowout and minimize damages in the event of an actual blowout. IWC Services provides comprehensive advance training, readiness, preparation, inspections and mobilization drills which allow client companies to pursue every possible preventive measure and to react in the most cohesive manner possible when an event occurs. The Halliburton Alliance stresses the importance of safety, environmental protection and cost control, along with asset protection and liability minimization.

  Summary of Alliance Agreement. The agreement between IWC Services and Halliburton ("Alliance Agreement") provides a general framework for the development of an exclusive relationship for the joint marketing and delivery of well control services, both on land and offshore, whether performed domestically or in the international market and whether the project is generated by Halliburton or IWC Services. The principal terms of the Alliance Agreement are summarized below.

No Separate Entity. The Alliance Agreement does not contemplate the creation of a separate entity. Instead, it contemplates that the parties will retain their separate identities when conducting combined operations.

Good Faith and Fair Dealing. The Alliance Agreement requires the parties to develop and cultivate a good faith course of dealing and a close relationship based upon common objectives, mutual respect and the highest degree of trust. In that regard, the parties have agreed that in considering their own interests in a particular situation, they will also consider the best interests of the Halliburton Alliance.

Halliburton Lead Contractor. The Alliance Agreement contemplates that Halliburton will normally act as primary marketer and lead contractor on most projects but that IWC Services will be in charge of activities in all cases where a blowout or fire has already occurred until the well has been controlled.

Bidding and Contracting. The Alliance Agreement contemplates that Halliburton will bear principal responsibility for project bidding and contracting, but that IWC Services will be consulted on all bidding and contracting matters involving the provision of services by IWC Services.

Provision of Services. The Alliance Agreement contemplates that Halliburton will be responsible for providing:

   *  primary marketing and business development;
   * all required snubbing or hydraulic workover units, together with pumping, logging, wireline, directional drilling, pressure control and ancillary equipment, including tubular goods and consumables;
   *  engineering services and support;
   *  overall project management and well supervision;
   *  transportation and other logistical support; and
   *  governmental and regulatory permits and certifications.

Similarly, the Alliance Agreement contemplates that IWC Services will be responsible for providing:

   * expertise and tools necessary for the removal of damaged drilling and production equipment, oil and gas well firefighting operations and capping or replacement of damaged well head or pressure control equipment;
   * firefighting equipment including fire pumps, manifolds and monitors, pipe cutting and crimping equipment and blowout preventer or capping stacks;
   * engineering support including contingency and safety case planning, hydraulic well modeling and computations;
   *  technical support to operations;
   *  field supervision of well control and critical well operations; and
   * technical support to marketing, including technical presentations to customers

Conflicts of Interest. The Alliance Agreement requires Halliburton to refrain from entering the blowout control and oil well firefighting business during the term of the agreement but does not expressly require IWC Services to refrain from entering into any line of business, including businesses that are directly competitive with the business of Halliburton. Notwithstanding the foregoing, the Alliance Agreement requires the parties to strive toward a cooperative relationship in all matters.

Costs, Billings and Payments. Each party is responsible for its own costs and expenses associated with alliance projects. In cases where one party serves as the lead contractor, the subcontractor is entitled to be paid within 50 days of the invoice date, or 15 days after the receipt of payment by the lead contractor, whichever is earlier.

Term of Agreement. The Alliance Agreement will remain in full force and effect for an indefinite period of time and may be terminated prior to the fifth anniversary only for cause or by mutual agreement of the parties. Cause for termination is limited to (i) a fundamental breach of the Alliance Agreement,
(ii) a change in the business circumstances of either party, (iii) the failure of the Halliburton Alliance to generate economically viable business, or (iv) the failure of either party to engage in good faith dealing. Since none of the enumerated causes for termination is clearly defined and the Alliance Agreement does not provide for specific performance as a remedy, it is possible that Halliburton could terminate the agreement and enter into one or more lines of business that are directly competitive with IWC Services. While IWC Services considers its relationship with Halliburton to be good, there can be no assurance that the Alliance Agreement will not be terminated by Halliburton.

RECENT PROJECTS

  IWC Services was recently retained to control major blowouts in the Gulf of Mexico, Bangladesh, Louisiana and Texas. The following paragraphs summarize the scope of IWC Services' activities with respect to each event.

  Gulf of Mexico. On April 1, 1997, IWC Services was called to respond to a blowout and fire on an offshore production platform, approximately 100 miles south of Cameron, Louisiana, in the Gulf of Mexico. This call involved a gas well explosion and fire on a four-well production platform that destroyed one well and severely damaged the other three. By April 4, 1997, IWC Services' crews had cleared the wreckage, extinguished the fire and brought the blown well under control. Since then, Company personnel have been integrally involved in on-site supervision and are expected to be involved in the future restoration of production from the three salvageable wells.

  Bangladesh. On June 14, 1997, IWC Services was called to respond to a blowout and fire on a gas well located in a remote location of Bangladesh. The initial explosion completely destroyed the drilling rig and created a 300 foot crater surrounding the well. Since arriving on site, IWC Services' crews have been working to gain access to the burning well, remove debris from the area, bring in the necessary fire suppression equipment and plan the relief well that will be required before the burning well can be brought under control.

  Louisiana. On June 16, 1997, IWC Services was called to respond to an explosion and fire on an inland barge drilling rig near Butte LaRose, Louisiana. Since a significant portion of Company's staff and equipment resources were already committed to the Gulf of Mexico and Bangladesh fires, IWC Services used personnel and equipment from Boots & Coots to assist IWC Services with the well control effort. On June 24, 1997, after clearing the debris and shipping in the required well control equipment, the joint IWC Services/Boots & Coots team extinguished the fire and brought the well under control.

  Texas. On June 19, 1997, IWC Services was called to respond to a blowout on a producing gas well situated less than 3 miles from the Midland-Odessa airport. Once again, IWC Services brought in personnel and equipment from Boots & Coots to assist IWC Services with the well control effort. On June 20, 1997, after shipping in the required well control equipment, the joint IWC Services/Boots & Coots team brought the well under control and prevented a potentially disastrous fire.

  The four recent Critical Events described above highlight a significant aspect of the Boots & Coots Acquisition: with the combined resources of both IWC Services and Boots & Coots, IWC Services possesses sufficient staff and resources to respond to multiple simultaneous events on a worldwide basis. IWC Services believes that this depth of capability will be of significant value to producers worldwide who seek assurance that immediate and experienced help will be available whenever and wherever needed.

BUSINESS STRATEGY

  Over the next few years, the Registrant intends to expand its operations and build upon the demonstrated strengths of IWC Services while increasing revenues from consulting services and Non-critical Event activities. Recognizing that the well control services business is a finite market whose upside potential is dependent upon the occurrence of blowouts which cannot be reasonably predicted, the Registrant's business strategy is to market its pre-event services on a global basis to establish a stable revenue base. The Registrant intends to accomplish its objectives by promoting the Halliburton Alliance, integrating the business of Boots & Coots (discussed elsewhere herein) with IWC Services' business, increasing the geographical scope of its education programs, capitalizing on the industry reputation of IWC Services' key firefighting personnel and establishing additional company-owned Fire Stations at locations outside the United States. Like IWC Services Fire Stations in Houston, Texas, and Duncan, Oklahoma, the industry supported Fire Stations on the North Slope of Alaska and the Boots and Coots Fire Station in Anaco, Venezuela, the proposed company-owned Fire Stations would include the equipment required to respond to a blowout or fire. Using its education programs, its Fire Stations and the Halliburton Alliance as a foundation, the Registrant then plans to offer a broader range of services to oil and gas producers worldwide, thereby increasing both its market share and the absolute size of its target market.

  Due to the fragmented nature of the oil field services industry, the Registrant believes a number of attractive acquisition opportunities exist in the pressure control, emergency response and environmental services segments of the business. The oil field services business in general, and the emergency response and environmental remediation segments in particular, are characterized by a small number of dominant global competitors and a significant number of locally oriented businesses, many of which tend to be viable acquisition targets. The Registrant believes that the owners of locally oriented companies may be willing to consider becoming part of a larger organization.

  The Registrant hopes to expand its existing well control operations and enter the training, specialty tools and environmental services businesses through internal growth, acquisitions, joint-ventures and strategic alliances. Management has commenced preliminary discussions with a number of companies engaged in complementary businesses to explore the potential for mutually beneficial business arrangements. While none of these discussions have progressed to the point where the Registrant believes a particular transaction is likely, and there can be no assurances that the Registrant will ever finalize the terms of a material acquisition, joint-venture or strategic alliance, management believes that additional acquisitions, joint-ventures and strategic alliances are likely within 6 to 12 months after the completion of this offering.

RESEARCH AND DEVELOPMENT

  The Registrant is not directly involved in activities that will require the expenditure of substantial sums on research and development. The Registrant will, however, as a result of the Halliburton Alliance, benefit from the ongoing research and development activities of Halliburton to the extent that new Halliburton technologies are or may be useful in connection with the Registrant's business.

COMPETITION

  The emergency response segment of the oil field services business is a rapidly evolving field in which developments are expected to continue at a rapid pace. The Registrant believes that the Halliburton Alliance and the Boots & Coots Acquisition (described elsewhere herein) will strengthen its competitive position in the industry. However, the Registrant's success depends upon, among other factors, expanding its network of Fire Stations, increasing the breadth of its available consulting services and increasing industry awareness of all of its services. Competition from other emergency response companies, such as Wild Well Control, Inc., and Cudd Pressure Control, Inc., which may have greater financial resources than the Registrant, is intense and expected to increase as the industry undergoes additional anticipated change. The Registrant's competitors may also succeed in developing new techniques and services that are more effective than any that have been or are being developed by the Registrant or that render the Registrant's techniques and services obsolete or noncompetitive. The Registrant's competitors may also succeed in obtaining patent protection or other intellectual property rights that might hinder the Registrant's ability to develop or produce specialized equipment used in its business.

REGULATION

  Due to the unique nature of its business, few regulations other than those applicable to workplace health and safety generally apply to the Registrant's business. Since the Registrant is not ordinarily called to perform field services until a major problem has developed, it is usually entitled to rely on "emergency response" exclusions to applicable regulations in order to bring a well under control. Notwithstanding the foregoing, the Registrant is obligated to exercise prudent judgment and reasonable care at all times and the failure to do so could result in liability under any number of health, safety and environmental regulations.

INSURANCE

  IWC Services presently maintains liability insurance coverage with combined policy limits of $11,000,000. Nevertheless, certain potential hazards exist, including the potential for environmental damage, for which insurance coverage is either prohibitively expensive or unavailable. In the event IWC Services is subjected to claims for uninsured losses or liabilities, IWC Services' funds may be reduced and its properties may be lost. A substantial uninsured loss would have a material adverse effect on IWC Services and its financial position. Management believes that IWC Services' properties are adequately covered by insurance.

EMPLOYEES

  As of the date of this Current Report on Form 8-K, taking into account the Boots & Coots employees that became employees of IWC Services as a consequence of the Boots & Coots Acquisition, IWC Services has 25 full-time employees, including two executive officers, ten well control and firefighting specialists, three sales and marketing representatives and five administrative staff members. In addition, IWC Services has several part-time employees and consultants. IWC Services is not subject to any collective bargaining agreements and it considers its relations with its employees to be good.

PART 2   ACQUISITION OF BOOTS & COOTS

  TERMS OF ACQUISITION. On July 22, 1997, IWC Services entered into an Asset Purchase Agreement (the "Boots and Coots Agreement") with Boots & Coots, L.P., a Colorado limited partnership ("Boots & Coots") providing for the purchase by IWC Services of substantially all of the operating assets of Boots & Coots, including all interests of Boots & Coots in its subsidiary corporations, Boots & Coots Overseas, Ltd., a British Virgin Islands corporation, and Boots & Coots de Venezuela, S.A., a Venezuelan corporation. No business relationship existed between the Registrant or IWC Services and Boots & Coots prior to the Boots & Coots Acquisition. The closing under the Boots & Coots Agreement occurred on July 31, 1997, after the completion of the Merger between the Registrant and IWC Services, with the consideration paid consisting of (i) $369,432 cash payable to Boots & Coots, (ii) $680,568 placed in escrow to pay certain debts of Boots & Coots, (iii) the issuance of secured promissory notes of the Registrant in the aggregate principal amount of $4,760,077 (the "Boots & Coots Notes") and (iv) the right to receive shares of Common Stock of the Registrant with a value equal to $1,000,000 (the "Boots & Coots Stock Right"). For purposes of the Boots & Coots Stock Right, the Registrant's Common Stock will be valued at the weighted average closing bid price of the Common Stock during a 60-day valuation period commencing on August 29, 1997 (the "Valuation Period").

  The Boots & Coots Agreement provides that Boots & Coots has a one-time demand registration right commencing two years after the closing for the registration with the SEC of the shares of Common Stock received by Boots & Coots pursuant to the Boots & Coots Stock Right and that if the Registrant files a registration statement with the SEC at any time within the next 7 years, Boots & Coots will have the right to include in such registration statement the shares of Common Stock acquired in the Boots & Coots Acquisition at no cost to them (other than offering commissions and discounts).

  HISTORY OF BOOTS & COOTS. Boots & Coots was organized in 1978 by Boots Hansen and Coots Mathews, two former employees of the Red Adair Company who left that firm to form an independent firefighting, snubbing and blowout control company. They were subsequently joined by James Tuppen. Since inception, Boots & Coots has been a strong competitor in the worldwide oil well firefighting and blowout control industry and recently expanded its operations to include plugging and abandonment services, industrial and marine firefighting and firefighting equipment sales. With the completion of the Boots & Coots Acquisition, the Registrant believes it is a leader in the worldwide oil well firefighting and blowout control industry. The Registrant views the Boots & Coots Acquisition as part business combination and part family reunion.

  ACQUIRED OPERATIONS. With the purchase of the assets of Boots & Coots, the Registrant acquired two significant lines of business, as described below.

  Snubbing Operations. As a full-service snubbing equipment operator, Boots & Coots was actively involved in the well-control and blowout prevention business. A snubbing unit is a high pressure workover rig that permits an operator to repair or change-out damaged casing, production tubing and down-hole production equipment in a high pressure environment. Using a series of highly sophisticated blowout prevention devices, a snubbing unit makes it possible to remove and replace down-hole equipment in a pressurized well. Since snubbing is a very hazardous process that entails a high risk of flash fire or explosion, the snubbing segment of the oil field services industry is concentrated in a few competitors who have the experience and knowledge required to safely and efficiently perform such services. The Registrant believes that the addition of snubbing capabilities to its current array of services will benefit both the Registrant and its customers.

  Industrial and Marine Firefighting. Boots & Coots recently expanded its operations into the field of industrial and marine firefighting and these operations have also been acquired by the Registrant. This new service line has been divided into two distinct elements: pre-event consulting and critical event management. The pre-event services offered in the industrial and marine firefighting business include complete on-site inspection services, safety audits and pre-event planning. Based on these pre-event services, the Registrant can recommend the equipment, facilities and manpower resources that a client should have available in order to effectively respond to a fire. It can also consult with the client to insure that the equipment and services required by the client will be available when needed. If a critical event occurs, the Registrant is ready to respond to a fire at a client's facility with experienced firefighters and auxiliary equipment.

  ADDITIONAL EMPLOYEES. At the closing of the Boots & Coots Acquisition, Boots & Coots had 12 full-time employees, including five firefighters and well control specialists, two engineers, two marketing representatives and three administrative staff members. In addition, Boots Hansen and Coots Mathews were both active part-time consultants to Boots & Coots. The senior professional members of the Boots & Coots staff have over 100 years combined experience in the well control, blowout prevention and firefighting industries. The Registrant has agreed to terms of employment with substantially all of the Boots & Coots employees. The addition of these professionals to the Registrant's staff gives the Registrant a depth of experience and capabilities in well control and firefighting that have never before existed in a single company. The Registrant additionally expects that it will reach agreements with Boots Hansen and Coots Mathews for their services.

  RELIANCE ON MAJOR CUSTOMERS. Approximately $12,230,000, or approximately 90%, of Boots & Coots revenues for the year ended December 31, 1996 were attributable to the use of its snubbing equipment and crews on British Petroleum's Pedernales Old Well Abandonment Project in the jungles of Venezuela's lower Orinoco River Delta. This plugging and abandonment project was completed during the first quarter of 1997. While the Registrant is presently seeking additional plugging and abandonment contracts in Venezuela and elsewhere, and the Registrant believes it may be able to lease a portion of the snubbing equipment to Halliburton on a long-term basis, there can be no assurance that the Registrant will be successful in its efforts to obtain additional plugging and abandonment contracts or that the Registrant will be able to lease the snubbing equipment to Halliburton. The failure to secure one or more plugging and abandonment contracts, lease the snubbing equipment to Halliburton or effectively deploy the snubbing equipment in other areas would adversely affect the Registrant's future operating performance.

LEGAL PROCEEDINGS

  In May 1995, a snubbing crew, staffed by employees of Boots & Coots and its subsidiary, Boots & Coots Consulting, Inc., and under the supervision of Wright, Boots & Coots, L.L.C., was working on Well 123 in the Isba Field in Syria which was owned by a joint venture between Syria Shell Petroleum Development, B.V. and Al Furat Petroleum Company of Syria. During the snubbing operation, there was a blowout and flash fire that killed a total of five persons, including three employees of Boots & Coots. As a result of this incident, the estates of two of the deceased employees of Boots & Coots filed suit in the 157th District Court of Harris County, Texas in 1995, against Pecten Syria Petroleum Company, Boots & Coots, Roemer International, Inc., Oilwell Firefighters, Inc., Blowout Specialists, Inc., Boots & Coots Consulting, Inc. and Wright, Boots & Coots, L.L.C., seeking unspecified damages for wrongful death, loss of consortium and pain and suffering. In 1997, the estate of the third deceased employee of Boots & Coots filed a similar suit in the 269th District Court of Harris County, alleging similar causes of action, based upon the same fact situation. In June 1997, IWC Services, which did not exist at the time of the event that resulted in this litigation, was named as a party defendant in each of these suits. IWC Services believes that the lawsuit against IWC Services, is wholly without merit since IWC Services, did not exist at the time the incident occurred and was not involved in the project in any capacity. Moreover, IWC Services believes that there are meritorious defenses to the claims against Boots & Coots, and Boots & Coots Consulting, Inc., both of which are covered under insurance policies provided pursuant to the provisions of the Texas Workers Compensation Act, as well as additional policies of general public liability insurance. In any event, Boots & Coots, and its managing general partner, Roemer International, Inc., have agreed to indemnify IWC Services for any losses it may sustain as a result of the foregoing litigation.

PART 3   ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT.

  IWC Services Facilities. IWC Services leases a 7,000 square foot office in the Halliburton Center, Houston, Texas. This space is rented from an unaffiliated landlord through May 2002 for an average monthly rental of $7,000. In addition, IWC Services leases an 11,000 square foot Fire Station facility which space is rented through January 2000 for a monthly rental of $4,476.

  IWC Services Equipment. IWC Services is well-equipped for its current operations in the fields of blowout control, firefighting, and ancillary consulting services. IWC Services owns one complete set of oil-well firefighting equipment, including Athey wagons, pumps, water lines, monitors and nozzles. This equipment is presently located at Company-owned Fire Stations in Houston, Texas and Duncan, Oklahoma.

  Boots & Coots Facilities. The Registrant acquired Boots & Coots' company-owned facility in northwest Houston that includes approximately 2 acres of land, a 4,000 square foot office building and a 12,000 square foot manufacturing and warehouse building. These buildings are well maintained and adequate for the operational needs of the Registrant. Therefore, the Registrant intends to consolidate its field operations in the northwest Houston facility. In addition to the Houston facility, the Registrant acquired Boots & Coots' leased apartment, office space and equipment storage facilities in Anaco, Venezuela. The future commitments on such leases are immaterial.

  Boots & Coots Equipment. The Registrant acquired four complete sets of oil well firefighting equipment packages, including Athey wagons, pumps, water lines, monitors and nozzles. The Registrant also acquired four complete snubbing units including one 225,000 lb. hydraulic snubbing unit, two 150,000 lb. hydraulic snubbing units and one 120,000 lb. conventional snubbing unit. This equipment is located at the northwest Houston facility and Anaco, Venezuela. In addition, the Registrant acquired the in-house capacity to assemble additional firefighting packages as needed.

ITEM 3.
BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4.
CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

  The financial statements of Havenwood Ventures, Inc. for the years ended June 30, 1995 and 1996 were audited by the Denver, Colorado firm of Cordovano & Company, P.C., Certified Public Accountants. In connection with the acquisition of IWC Services, Inc. and its subsidiaries, the Houston firm of Hein + Associates LLP, Certified Public Accountant, was retained to audit the balance sheet of Boots & Coots International Well Control, Inc. and its subsidiaries as of June 30, 1997 and their related statements of income, cash flows and shareholders equity for the year then ended. During the fiscal years ended June 30, 1995 and 1996, and the subsequent interim periods preceding the appointment of Hein + Associates, LLP there were no reportable disagreements between the Registrant and the firm of Cordovano & Company, P.C., Certified Public Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

ITEM 5.
OTHER EVENTS

  On July 31, 1997, based on the written consent of the holders of a majority in interest of the Registrant's issued and outstanding Common Stock, the Registrant changed its name from Havenwood Ventures, Inc. to Boots & Coots International Well Control, Inc.

ITEM 6.
RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS.

  No director has resigned or declined to stand for re-election to the Board of Directors since the date of the last annual meeting of stockholders because of any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.

  In connection with the Merger between the Registrant and IWC Services (see
Item I of this Report), the persons who were serving as directors and executive officers of the Registrant immediately prior to the completion of the Merger resigned, in seriatim, and appointed the persons who were serving as directors and executive officers of IWC Services immediately prior to the completion of the Merger, as follows, respectively, to wit:

   NAME                           POSITION RESIGNED
   Mark Leibovit                  President and Director
   Alice Leibovit                 Secretary, Treasurer and Director
   Reed Slatkin                   Vice President and Director

   NAME                 AGE         POSITION APPOINTED
   Larry H. Ramming     50          Chief Executive Officer, Chairman
   Brian Kause          41          President, Director
   K. Kirk Krist        38          Director

  LARRY H. RAMMING has served as the Chairman of the Board and Chief Executive Officer of IWC Services since May 1995 and as the Chairman of the Board and Chief Executive Officer of the Regtistrant since the acquisition of IWC Services by the Regtistrant on July 29, 1997. In addition to his positions with the Registrant and IWC Services, Mr. Ramming has been actively involved in mortgage banking and the packaging and resale of mortgage notes, consumer loans and other debt instruments for over 15 years. As president of Oxford Funding Corporation, a privately held company, Mr. Ramming and his associates were early and substantial purchasers of mortgage notes and other investments from the Resolution Trust Corporation, the FDIC and various private concerns. Operating through Buckingham Capital Corporation and an unaffiliated company, Consumer Loan Portfolios, Inc., Mr. Ramming and his associates continue to be actively involved in the purchase, packaging and resale of financial instruments. In addition to his involvement in financial instrument trading, Mr. Ramming is an active venture capital investor and entrepreneur with substantial holdings in a number of public and private corporations. While it is anticipated that Mr. Ramming will devote a majority of his business time to the affairs of the Registrant, he is not required to do so and is free to pursue other business interests to the extent that the pursuit of such interests are not inconsistent with his fiduciary obligations under Delaware corporate law as a director and officer of the Registrant.

  BRIAN KRAUSE has served as the President and as a Director of IWC Services since May 1995 and as the President and as a Director of the Registrant since the acquisition of IWC Services by the Company on July 29, 1997. Mr. Krause brings over 19 years of well control and firefighting experience to the Registrant. Before joining the group that founded IWC Services, Mr. Krause was employed for 18 years by the Red Adair Company, Houston, Texas in positions of increasing responsibility. Mr. Krause joined the Red Adair Company as a Well Control Specialist in August 1978, was promoted to Vice President in June 1989 and was again promoted to Vice President & Senior Well Control Specialist in February 1994. During his tenure with the Red Adair Company, Mr. Krause participated in hundreds of well control events worldwide. Mr.

Krause, along with Mr. Henry, were principally responsible for responding to the Piper Alpha platform disaster in 1988. In 1991 Mr. Krause logged a total of 154 days in Kuwait, more time than any firefighter in the region. Mr. Krause, along with Messrs. Henry, Hatteberg and Clayton, resigned from the Red Adair Company in August 1994 and began the independent business activities that led to the formation of IWC Services in May 1995.

  K. KIRK KRIST has served as a member of IWC Services' Board of Directors since May 1995 and of the Registrant's Board of Directors since the acquisition of IWC Services by the Registrant on July 29, 1997. Mr. Krist has been a self employed oil and gas investor and venture capitalist since 1982. Mr. Krist is a graduate of the University of Texas (BBA 1982).

ITEM 7.
FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

  Audited consolidated financial statements of IWC Services as of June 30, 1996, and April 30, 1997, and for the period from May 4, 1995 (inception) through June 30, 1995, the year ended June 30, 1996 and the ten months ended April 30, 1997, attached hereto have been included in reliance on the report of Hein + Associates LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  Audited consolidated financial statements of Boots & Coots as of December 31, 1995 and 1996 and for the years then ended, attached hereto have been included in reliance on the report of Hein + Associates LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  Unaudited consolidated financial statements of Boots & Coots as of April 30, 1997 and for the four month periods ended April 30, 1996 and 1997 are also attached hereto. Such unaudited financial information reflects all adjustments, consisting of adjustments of a normal recurring nature, which are, in the opinion of management, necessary for a fair presentation of the interim periods.

(b)  PRO FORMA FINANCIAL INFORMATION.

  An unaudited pro forma consolidated balance sheet at April 30, 1997, together with the related unaudited pro forma consolidated statements of income for the year ended June 30, 1996 and the ten months ended April 30, 1997 and related notes thereto are attached hereto.

(c)  EXHIBITS.
  2.1   Subscription Agreement dated July 28, 1997 between Havenwood
        Ventures, Inc. and Havenwood Acquisition Corp.................
  2.2   Agreement and Plan of Merger dated July 28, 1997 between
        Havenwood Acquisition Corp. and IWC Services, Inc.............

  2.3   Agreement among Havenwood Ventures, Inc., Havenwood Acquisition
        Corp., Mark Leibovit, Reed Slatkin and IWC Services, Inc.
        dated July 28, 1997................................................
  2.4   Asset Purchase Agreement dated July 22, 1997 between IWC Services,
        Inc. and Boots & Coots, L.P........................................
  3.2   Amended and Restated Certificate of Incorporation of Havenwood
        Ventures, Inc. dated July 24, 1997.................................
  3.3   July 31, 1997 Amendment to the Certificate of Incorporation of
        Boots & Coots International Well Control, Inc., formerly
        Havenwood Ventures, Inc............................................
  3.4   Amended By-laws of Boots & Coots International Well Control, Inc...
  4.1   Specimen Certificate for the Registrant's Common Stock.............
  4.2   Form of 12% Senior Subordinated Notes due December 31, 2000........
  4.3   Form of Noteholders' Warrants to Purchase $3,000,000 of Common
        Stock..............................................................
  4.4   Form of Employees Options to Purchase 690,000 Shares of
        Common Stock.......................................................
  4.5   Form of Contractual Options to Purchase 1,265,000 Shares
        of Common Stock....................................................
  9.1   Voting Trust Agreement between Larry H. Ramming, Raymond
        Henry, Richard Hatteburg, Danny Clayton and Brian Krause...........
  10.1  Alliance Agreement between IWC Services, Inc. and
        Halliburton Energy Services, a division of Halliburton Company.....
  10.2  Executive Employment Agreement of Larry H. Ramming.................
  10.3  Executive Employment Agreement of Raymond Henry....................
  10.4  Executive Employment Agreement of Brian Krause.....................
  10.5  Executive Employment Agreement of Richard Hatteburg................
  10.6  Executive Employment Agreement of Danny Clayton....................
  16.1  Letter from Cordovano & Company, P.C., Certified Public Accountants
        Re: Change in Certifying Accountant................................
  16.2  Letter from Hein + Associates LLP, Certified Public Accountants
        Re: Change in Certifying Accountant................................
  24.1  Consent of Hein + Associates, LLP..................................

ITEM 8.
CHANGE IN FISCAL YEAR.

Not applicable.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
August 13, 1997



By: /s/ Larry H. Ramming
   ---------------------------------
Larry H. Ramming, Chief Executive Officer

                         INDEX TO FINANCIAL STATEMENTS


                                                                                              PAGE
IWC SERVICES, INC. AND SUBSIDIARIES
Consolidated Financial Statements:
 Independent Auditor's Report................................................................  B-1
 Consolidated Balance Sheets as of June 30, 1996 and April 30, 1997..........................  B-2
 Consolidated Statements of Operations for the Period from May 4, 1995 (Inception)
   through June 30, 1995, Year Ended June 30, 1996, Ten Months Ended
   April 30, 1996 (Unaudited) and Ten Months Ended April 30, 1997............................  B-3
 Consolidated Statements of Shareholders' Equity for the Period from May 4, 1995
   (Inception) Through June 30, 1995, Year Ended June 30, 1996 and Ten Months
   Ended April 30, 1997......................................................................  B-4
 Consolidated Statements of Cash Flows for the Period from May 4, 1995 (Inception)
   through June 30, 1995, Year Ended June 30, 1996, Ten Months Ended
   April 30, 1996 (Unaudited) and Ten Months Ended April 30, 1997............................  B-5
 Notes to Consolidated Financial Statements..................................................  B-6

BOOTS & COOTS, L.P. AND SUBSIDIARIES
Consolidated Financial Statements:
 Independent Auditor's Report................................................................  C-1
 Consolidated Balance Sheets as of December 31, 1995 and 1996 and Unaudited as of
   April 30, 1997............................................................................  C-2
 Consolidated Statements of Operations for the Years Ended December 31, 1995
   and 1996 and the Unaudited Four Months Ended April 30, 1996 and 1997......................  C-3
 Consolidated Statements of Partners' Capital for the Years Ended December 31, 1995
   and 1996 and the Unaudited Four Months Ended April 30, 1997...............................  C-4
 Consolidated Statements of Cash Flows for the Years Ended December 31, 1995
   and 1996 and the Unaudited Four Months Ended April 30, 1996 and 1997......................  C-5
 Notes to Consolidated Financial Statements..................................................  C-6

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
Unaudited Pro Forma Consolidated Financial Statements........................................  D-1
 Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended
   June 30, 1996.............................................................................  D-2
 Unaudited Pro Forma Consolidated Statement of Operations for the Ten Months
   Ended April 30, 1997......................................................................  D-3
 Unaudited Pro Forma Consolidated Balance Sheet as of April 30, 1997.........................  D-4
 Notes to Unaudited Pro Forma Consolidated Financial Statements..............................  D-5


                         INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
IWC Services, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of IWC Services, Inc. and subsidiaries as of June 30, 1996 and April 30, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the period from May 4, 1995 (inception) through June 30, 1995, the year ended June 30, 1996 and ten months ended April 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IWC Services, Inc. and subsidiaries as of June 30, 1996 and April 30, 1997, and the results of their operations and their cash flows for the period from May 4, 1995 (inception) through June 30, 1995, the year ended June 30, 1996, and the ten months ended April 30, 1997, in conformity with generally accepted accounting principles.



HEIN + ASSOCIATES LLP

Houston, Texas
July 8, 1997

                      IWC SERVICES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                     June 30,      April 30,
                                                      1996           1997
                                                   -----------    -----------

                                    ASSETS
CURRENT ASSETS:
  Cash                                             $    53,957    $   280,878
  Receivables - trade and other
   (no allowance for doubtful accounts)                305,028        626,544
  Inventories and supplies                                   -        129,913
  Prepaid expenses                                       6,450         48,294
                                                   -----------    -----------
     Total current assets                              365,435      1,085,629
                                                   -----------    -----------
PROPERTY AND EQUIPMENT:
  Firefighting equipment                               143,896        143,896
  Shop and other equipment                             162,013        157,013
  Vehicles                                              27,697         27,697
  Furniture, fixtures and office equipment              49,694         81,917
                                                   -----------    -----------
                                                       383,300        410,523
   Accumulated depreciation and amortization           (37,279)       (98,646)
                                                   -----------    -----------
                                                       346,021        311,877
                                                   -----------    -----------
OTHER ASSETS:
  Deferred financing costs and other
   assets - net                                         18,337        205,301
  Goodwill - net                                       176,601        172,450
                                                   -----------    -----------
     Total assets                                  $   906,394    $ 1,775,257
                                                   ===========    ===========


                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                 $    65,016    $   309,337
  Accrued liabilities and customer advances                  -        355,233
  Notes payable - current portion                       28,800         28,800
  Loan from shareholder                                 50,000              -
                                                   -----------    -----------
     Total current liabilities                         143,816        693,370
                                                   -----------    -----------
NOTES PAYABLE - noncurrent                              28,800          9,818

12% SENIOR SUBORDINATED NOTES                                -        769,500
                                                   -----------    -----------
                                                        28,800        779,318
                                                   -----------    -----------
COMMITMENTS AND CONTINGENCIES (Note F)

SHAREHOLDERS' EQUITY:
  Preferred stock                                            -              -
  Common stock                                          50,000         57,084
  Additional paid-in capital                           750,760        829,176
  Accumulated deficit                                  (66,982)      (583,691)
                                                   -----------    -----------
     Total shareholders' equity                        733,778        302,569
                                                   -----------    -----------
     Total liabilities and shareholders' equity    $   906,394    $ 1,775,257
                                                   ===========    ===========


      SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                      IWC SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS




                                  Period From
                                  May 4, 1995
                                  (Inception)                      Ten Months Ended
                                   Through      Year Ended            April 30,
                                   June 30,      June 30,    --------------------------
                                     1995          1996          1996          1997
                                 ------------  ------------  ------------  ------------
                                                              (Unaudited)
REVENUES                         $    642,353  $  1,662,121  $  1,313,887  $  1,505,772

COSTS AND EXPENSES:
  Operating expenses                  208,449     1,320,702     1,155,107     1,134,335
  General and administrative           18,142       772,626       625,393       749,742
  Depreciation and amortization             -        49,893        42,166        84,362
                                 ------------  ------------  ------------  ------------
                                      226,591     2,143,221     1,822,666     1,968,439
                                 ------------  ------------  ------------  ------------
OPERATING INCOME (LOSS)               415,762      (481,100)     (508,779)     (462,667)

OTHER INCOME (EXPENSES)                  (103)        4,216         5,288       (32,803)
                                 ------------  ------------  ------------  ------------
INCOME (LOSS) BEFORE INCOME
TAXES                                 415,659      (476,884)     (503,491)     (495,470)

INCOME TAX EXPENSE (BENEFIT)          143,575      (137,818)     (137,936)       21,239
                                 ------------  ------------  ------------  ------------
NET INCOME (LOSS)                $    272,084  $   (339,066) $   (365,555) $   (516,709)
                                 ============  ============  ============  ============


      SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                      IWC SERVICES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
          PERIOD FROM MAY 4, 1995 (INCEPTION) THROUGH JUNE 30, 1995,
                         YEAR ENDED JUNE 30, 1996 AND
                        TEN MONTHS ENDED APRIL 30, 1997

                                                                              Retained         Total
                                      Common Stock          Additional        Earnings         Share-
                                   ------------------        Paid-in       (Accumulated       Holders'
                                   Shares      Amount        Capital          deficit)         Equity
                                   ------      ------       ----------     -------------       ------
BALANCES, May 4, 1995
  (Inception)                           -    $       -       $        -        $        -      $      -
  Common stock issued               1,000           10              990                 -         1,000
  Net income                            -            -                -           272,084       272,084
                                ---------    ---------       ----------        ----------      --------
BALANCES, June 30, 1995             1,000           10              990           272,084       273,084
  Common stock issued           4,999,000       49,990          749,770                 -       799,760
  Net loss                              -            -                -          (339,066)     (339,066)
                                ---------    ---------       ----------        ----------      --------
BALANCES, June 30, 1996         5,000,000       50,000          750,760           (66,982)      733,778
  Common stock issued             708,421        7,084           (7,084)                -             -
  Sale of stock warrants                -            -           85,500                 -        85,500
  Net loss                              -            -                -          (516,709)     (516,709)
                                ---------    ---------       ----------        ----------      --------
BALANCES, April 30, 1997        5,708,421    $  57,084       $  829,176        $ (583,691)     $302,569
                                =========    =========       ==========        ==========      ========


      SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                      IWC SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWs

                                                           PERIOD FROM
                                                           MAY 4, 1995
                                                           (INCEPTION)                          TEN MONTHS ENDED
                                                             THROUGH       YEAR ENDED               APRIL 30,
                                                             JUNE 30,        JUNE 30,      ---------------------------
                                                              1995            1996            1996            1997
                                                           -----------     -----------     -----------     -----------
                                                                                           (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                         $   272,084     $  (339,066)    $  (365,555)    $  (516,709)
 Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating activities:
   Depreciation and amortization                                     -          49,893          42,166          84,362
   Deferred income taxes                                       139,000        (139,000)       (139,000)              -
   Net effect of changes in assets and liabilities
    related to operating accounts:
     Receivables                                              (440,892)        135,864          67,968        (321,516)
     Inventories and supplies                                        -               -               -        (129,913)
     Prepaid expenses                                                -          (6,450)         (7,371)        (41,844)
     Accounts payable                                           50,000          15,016          41,413         244,321
     Accounts liabilities and customer advances                      -               -               -         355,233
                                                           -----------     -----------     -----------     -----------
   Net cash provided by (used in) operating activities          20,192        (283,743)       (360,379)       (326,066)
                                                           -----------     -----------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Property and equipment additions                              (21,006)       (362,294)       (193,363)        (27,223)
 Acquisition of business and other                              16,751        (115,378)       (107,751)        (17,179)
                                                           -----------     -----------     -----------     -----------
   Net cash used in investing activities                        (4,255)       (477,672)       (301,114)        (44,402)
                                                           -----------     -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds for issuance of debt and warrants                    140,267          65,330          61,378         855,000
 Deferred financing costs                                            -               -               -        (188,629)
 Debt repayments                                                     -         (97,997)        (49,000)        (68,982)
 Common stock issued                                             1,000         690,835         499,000               -
                                                           -----------     -----------     -----------     -----------
     Net cash provided by financing activities                 141,267         658,168         511,378         597,389
                                                           -----------     -----------     -----------     -----------
NET INCREASE (DECREASE) IN CASH                                157,204        (103,247)       (150,115)        226,921

CASH, beginning of period                                            -         157,204         157,204          53,957
                                                           -----------     -----------     -----------     -----------
CASH, end of period                                        $   157,204     $    53,957     $     7,089     $   280,878
                                                           ===========     ===========     ===========     ===========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
 Cash paid for interest                                    $         -     $       968     $        47     $    33,386
 Cash paid for income taxes                                $     4,575     $     1,182     $     1,064     $    21,239
                                                           ===========     ===========     ===========     ===========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
 Common stock issued in exchange for property
   and equipment                                           $         -     $   108,925     $   108,925     $         -
                                                           ===========     ===========     ===========     ===========


      SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                      IWC SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


A. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

     Organization - IWC Services, Inc. (IWC or the Company) was incorporated in the state of Texas on June 27, 1995, commenced business activities July 1, 1995, and issued 100,000 shares of no par common stock in exchange for cash of $549,000, property and equipment valued at $108,925 assigned by Buckingham Capital Corporation, and services performed by certain other shareholders. The shareholders of Hell Fighters, Inc. (Hell Fighters), a Texas corporation incorporated on May 4, 1995, contributed to IWC all of their outstanding common shares of Hell Fighters, which then became a wholly-owned subsidiary of IWC. Prior to the acquisition of Hell Fighters, the Company had no operations; therefore, Hell Fighters is deemed the predecessor business of IWC Services, Inc. Accordingly, the accompanying financial statements include the results of operations of Hell Fighters for the period from May 4, 1995 (inception) to June 30, 1995.

     IWC and its subsidiaries are engaged in the oil and natural gas well control segment of the oil field services industry, providing services on an international basis in well blowout control and/or firefighting, specialized firefighting and well control equipment rental and sales, consulting engineering services, drilling rig and production facilities inspection, safety training courses and blowout contingency planning.

     The accompanying consolidated financial statements include the financial transactions and accounts of IWC and its majority-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

     Property and Equipment - Property and equipment is stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives of the respective assets as follows: firefighting equipment (8 years), shop and other equipment (8 years), vehicles (5 years) and furniture, fixtures and office improvements (5 years). Office leasehold improvements are amortized over the remaining primary lease terms.

     Goodwill - In 1994, Buckingham Funding Corporation, an affiliate of Buckingham Capital Corporation, acquired a majority interest in the outstanding shares of Emergency Resources International, Inc. (ERI), a corporation engaged in oil and natural gas well control services, in exchange for payment of certain ERI liabilities and assumption of certain contingent liabilities. Effective May 4, 1995, the Company, through its subsidiary Hell Fighters, retained the services of certain employees of ERI, and in exchange for payments to vendors for certain ERI contractual obligations for equipment, materials and services, and was assigned by ERI ownership rights to such equipment, technology and the use of the trade name of International Well Control. In addition, Hell Fighters assumed the contractual rights and obligations for then existing client service contracts. The excess of ERI related expenditures over related revenues collected for ERI operational activities prior to May 1995 has been accounted for as goodwill and is being amortized ratably over 15 years.

     Revenue Recognition - Revenue is recognized on the Company's service contracts either as earned on the basis of day work completed or, for turnkey contracts, on the percentage-of-completion method based upon costs incurred to date and estimated total contract costs. Revenue and cost from equipment sales is recognized upon contract completion.

                      IWC SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


A. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:  (continued)

     Foreign Currency Translation - The functional currency of the Company's foreign operations is the U.S. dollar. Revenues and expenses from foreign operations are remeasured into U.S. dollars on the respective transaction dates and foreign currency transaction gains or losses are included in the Consolidated Statements of Operations.

     Income Taxes - The Company accounts for income taxes pursuant to the liability method, which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and available tax carryforwards.

     Recent Accounting Pronouncements - The Financial Accounting Standards Board
     (FASB) issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which is effective for fiscal years beginning after December 15, 1995. This pronouncement specifies certain events and circumstances which indicate the cost of an asset or assets may be impaired, the method by which the evaluation should be performed, and the method by which writedowns, if any, of the asset or assets are to be determined and recognized. The adoption of this pronouncement in 1996 did not have a material impact on the Company's financial condition or operating results.

     The FASB also issued SFAS No. 123, Accounting for Stock Based Compensation, effective for fiscal years beginning after December 15, 1995. This pronouncement allows companies to choose to adopt the statement's new rules for accounting for employee stock based compensation plans. For those companies who choose not to adopt the new rules, the statement requires disclosures as to what earnings would have been if the new rules had been adopted. Management will adopt the provisions of this statement in the fiscal year ended June 30, 1997.

     Unaudited Interim Information - The accompanying financial information for the ten months ended April 30, 1996 has been prepared by the Company without audit. The financial statements reflect all adjustments, consisting of normal recurring accruals which are, in the opinion of management, necessary to fairly present such information in accordance with generally accepted accounting principles.

     Use of Estimates - The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from these estimates.

     Cash Flow Information - The Company considers all unrestricted, highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

                      IWC SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


B. INCOME TAXES:

     The Company and its wholly-owned domestic subsidiaries filed a consolidated federal income tax return for the year ended June 30, 1996. The Company's wholly-owned subsidiary, Hell Fighters, filed on a separate return basis utilizing the cash method of accounting for its initial period of operations from May 4, 1995 through June 30, 1995. Deferred taxes of approximately $139,000 have been provided for such short tax period and reversed as a credit for the year ended June 30, 1996 when Hell Fighters and other wholly-owned domestic subsidiaries were included in a consolidated federal income tax return for IWC.

     The provision for income taxes shown in the Consolidated Statements of Operations differs from the amount that would be computed if the income
     (loss) before income taxes were multiplied by the federal income tax rate (statutory rate) as follows:


                                                           PERIOD FROM
                                                           MAY 4, 1995
                                                           (INCEPTION)                          TEN MONTHS ENDED
                                                             THROUGH       YEAR ENDED               APRIL 30,
                                                             JUNE 30,        JUNE 30,      ---------------------------
                                                              1995            1996            1996            1997
                                                           -----------     -----------     -----------     -----------
                                                                                           (Unaudited)
       Tax expense (benefit) at statutory rate             $   141,324     $  (162,141)    $  (171,186)    $  (175,681)
       Foreign taxes                                             4,575           1,182           1,064          19,666
       Unrecognized net operating losses                             -          23,141          32,186         177,254
       Other                                                    (2,324)              -               -               -
                                                           -----------     -----------     -----------     -----------
       Provision for income taxes                          $   143,575     $  (137,818)    $  (137,936)    $    21,239
                                                           ===========     ===========     ===========     ===========

     The approximate tax effect of significant temporary differences representing deferred tax assets and liabilities at June 30, 1996 and April 30, 1997 are as follows:

                                                                                             June 30,       April 30,
                                                                                              1996            1997
                                                                                           -----------     -----------
       Net operating loss carryforwards                                                    $    30,000     $   200,000
       Valuation allowance                                                                     (30,000)       (200,000)
                                                                                           -----------     -----------
       Net deferred tax asset, net                                                         $         -     $         -
                                                                                           ===========     ===========

     The valuation allowance increased $30,000 and $170,000 in the year ended June 30, 1996 and ten months ended April 30, 1997, respectively, because of net operating loss carryforwards generated in those periods.

     As of April 30, 1997, the Company has net operating loss carryforwards of approximately $584,000 expiring in various amounts beginning in 2011.

                      IWC SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

C.  NOTES PAYABLE:
    -------------

    Notes payable consisted of the following:

                                                     June 30,     April 30,
                                                       1996         1997
                                                     ---------    -------

     Vehicle and equipment notes bearing interest
     at rates from 9.24% to 12.25%, payable in
     monthly installments, through April 1999 and
     collateralized by vehicles and equipment.       $ 57,600     $ 38,618

    The $50,000 unsecured loan from shareholder outstanding at June 30, 1996 was repaid in full in July 1996, together with interest at 10%.

    In January 1997, the Company commenced an offering for up to $5,000,000 of debt financing on a "best-efforts" basis through a Private Placement Memorandum providing for the issuance of a minimum of 500 and a maximum of 5,000 Investment Units at a price of $1,000 per Unit with a minimum investment of 25 Units. Each Unit consisted of a 12% Senior Subordinated Note of the Company in the principal amount of $1,000 with a warrant to purchase under certain circumstances shares of the Company's common stock at a discounted price. Management has estimated the fair value of the proceeds applicable to the warrants issued as of April 30, 1997 to be $85,500, which amount has been reflected as a discount on the Subordinated Notes and an increase to additional paid-in capital. Interest on the Notes at the rate of 12% per annum is payable semi-annually commencing July 1, 1997 with maturity date for the Notes on December 31, 2000, subject to extension for up to two periods of six months each with an increase in the interest rate to 14%. Net proceeds, after financial consulting fees and offering expenses, from this planned financing were to be utilized for working capital and business expansion purposes. Through April 30, 1997, subscriptions for $855,000 had been received and funded. Subsequent to April 30, 1997, the Company received additional subscription agreements of $2,145,000. The offering has been terminated.

    As discussed in Note I, the Company plans to offer, through Private Placement, 6,500,000 shares of its common stock for $1.00 per share, with an overage allotment of 15%, to fund a portion of the acquisition cost of the assets and operations of Boots & Coots, L.P. (Boots & Coots) (see Note I) and to provide working capital.

                     IWC SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


D.  CAPITAL STOCK:
    -------------

    At June 30, 1996, the Company had authorized capital stock of 1,000,000 shares of no par common stock of which 100,000 shares were issued and outstanding. Effective December 17, 1996, the Company amended its Articles of Incorporation and By-Laws increasing its authorized capital stock to 50,000,000 shares of $0.01 par value common stock and 5,000,000 shares of $0.01 par value preferred stock, which may be issued at the discretion of the Board of Directors. At June 30, 1996 and April 30, 1997, a total of 5,000,000 shares and 5,708,421 shares, respectively, of common stock were issued and outstanding. All references herein have been restated to reflect the amended amounts.

    In November 1996, the Board of Directors approved the 1996 incentive stock plan which allows the Board of Directors to grant up to 500,000 stock options to eligible employees. At April 30, 1997, an aggregate of 200,000 stock options have been issued which are exercisable by the holders thereof for a period of 10 years from the date of grant at an exercise price of $1.00 per share. In connection with the Boots & Coots acquisition discussed in Note I, an additional 100,000 stock options were issued under similar terms to certain former employees of Boots & Coots.

    In December 1996 and April 1997, the Company issued a total of 550,000 contractual stock options to five persons, including 200,000 options issued to certain officers and directors and 350,000 options issued to two
    attorneys.   These contractual stock options have a five-year term beginning on the original date of grant, are fully vested and are immediately exercisable by the holders thereof at a price of $1.00 per share.


E.  RELATED PARTY TRANSACTIONS:
    --------------------------

    The Company shares certain administrative facilities and services including corporate office space, administrative personnel and office support equipment with Buckingham Capital Corporation, an affiliate of the Company's controlling shareholder. For the period from May 4, 1995 (inception) through June 30, 1995, year ended June 30, 1996, and ten months ended April 30, 1996 and 1997, the Company paid $0, $214,542, $150,722 and $214,510, respectively, to Buckingham Capital Corporation for such services. Management believes such charges are comparable to what would have been paid to outside parties for such facilities and services.


F.  COMMITMENTS AND CONTINGENCIES:
    -----------------------------

    The Company leases shop and equipment storage facilities under a five-year operating lease expiring January 2000 at a monthly rental of $4,476. Effective March 22, 1997, the Company entered into a sub-lease for new corporate office facilities under an operating lease expiring August 31, 2003 at an initial monthly base rental rate of $8,431 through September 23, 1997, decreasing to $7,410 per month through February 28, 1998 and $6,255 per month thereafter.

                     IWC SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


F.  COMMITMENTS AND CONTINGENCIES:  (continued)
    -----------------------------

    As of April 30, 1997, future minimum lease payments under these noncancellable operating leases are approximately:

Years Ending April 30,                    Amount
----------------------------------       --------

          1998                           $145,000
          1999                            129,000
          2000                            111,000
          2001                             75,000
          2002                             75,000
          Thereafter                      100,000
                                         --------

                                         $635,000
                                         ========

    Rent expense for the period from May 4, 1995 (inception) through June 30, 1995, year ended June 30, 1996, and ten months ended April 30, 1996 and 1997, was approximately $1,000, $47,000, $38,000 and $51,000, respectively.

    In June 1997, the Company was included as a co-defendant in an amendment to a lawsuit originally filed by the Community Survivor and the Estate of certain deceased employees of Boots & Coots, L.P. resulting from an accident in May 1995. The Company will file a motion for dismissal from this lawsuit and believes that its inclusion in this litigation is totally inappropriate and without merit. (See Note I).


G.  REVENUES FROM MAJOR CUSTOMERS:
    -----------------------------

    During the periods presented below, the following customers represented significant concentrations of revenues:

                   Period From
                   May 4, 1995
                   (Inception)                 Ten Months Ended
                     Through     Year Ended        April 30,
                     June 30,     June 30,   ---------------------
                       1995         1996        1996        1997
                   ------------  ----------  -----------  --------
                                             (Unaudited)

     Customer A    $   624,291   $  679,099  $  648,125   $  332,165
     Customer B              -            -     144,859            -
     Customer C              -      222,500     163,000            -
     Customer D              -            -           -      553,125

                     IWC SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


H.  CONCENTRATION OF CREDIT RISK:
    ----------------------------

    The Company's revenues are generated geographically as follows:

                           Period From
                           May 4, 1995
                           (Inception)                 Ten Months Ended
                             Through     Year Ended       April 30,
                             June 30,     June 30,    ------------------
                               1995         1996         1996      1997
                           ------------  -----------  -----------  -----
                                                      (Unaudited)

     Domestic customers              0%          34%          38%    54%
     Foreign customers             100%          66%          62%    46%

    Two of the Company's largest customers account for 13% and 89% of outstanding accounts receivable at June 30, 1996 and April 30, 1997, respectively. These accounts receivable were subsequently collected under normal credit terms and the Company believes that future accounts receivable with these companies will continue to be collected under normal credit terms based on previous experience. The Company performs ongoing evaluations of its customers and generally does not require collateral. The Company assesses its credit risk and provides an allowance for doubtful accounts for any accounts which it deems doubtful of collection.

    The Company maintains deposits in banks which may exceed the amount of federal deposit insurance available. Management believes that any possible deposit loss is minimal.


I.  EVENTS SUBSEQUENT TO APRIL 30, 1997 (UNAUDITED):
    -----------------------------------------------

    On July 2, 1997, an announcement was made that the Company had reached an agreement in principle to enter into a merger transaction with Havenwood Ventures, Inc. (Havenwood), a publicly held corporation traded on the Over-the-Counter Bulletin Board. The merger was completed on July 29, 1997 and under the plan of merger (i) the outstanding voting securities of Havenwood were reverse split in the ratio of one post-split share for every 135 pre-split shares held by a shareholder, provided, however, that no single shareholder's share ownership was reduced to fewer than 100 post-split shares; (ii) certain principal shareholders of Havenwood surrendered a total of 740,740 post-split shares to Havenwood for cancellation, leaving a total of 1,173,074 shares of common stock issued and outstanding on the closing date; (iii) each issued and outstanding share of common stock of IWC was converted into 2.30 post-merger shares of Havenwood's common stock, amounting to approximately 15,502,000 post-merger shares in the aggregate;
    (iv) outstanding options and warrant to purchase shares of the authorized and unissued common stock of IWC were converted into substantially similar options and warrants to purchase shares of Havenwood's authorized and unissued common stock, and (v) IWC became a wholly-owned subsidiary of Havenwood with the former IWC shareholders, as a group, acquiring shares representing approximately 92% of the resulting capitalization of Havenwood. Following the completion of the transactions, there were approximately 18,630,000 shares of Havenwood's common stock issued and outstanding, on a fully diluted basis. Immediately after the merger, all the officers and directors of Havenwood resigned and were replaced by representatives of the Company.

                     IWC SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


I.  EVENTS SUBSEQUENT TO APRIL 30, 1997 (UNAUDITED):  (continued)
    -----------------------------------------------

    Havenwood was originally incorporated in Delaware in 1988 for the purpose of developing a theme attraction in Sedona, Arizona. During fiscal 1992, the Company elected to discontinue development of the theater, and until the transaction described above, conducted no business operations. During that period, Havenwood had been pursuing a merger or acquisition candidate.

    On July 1, 1997, the Company announced it had reached an agreement to acquire all of the operating assets of Boots & Coots, L.P. ("Boots & Coots"), a diversified well blowout, industrial and marine firefighting company. This acquisition was closed on July 31, 1997 with the Company: (i) paying at closing $369,432 cash to Boots & Coots and placing in escrow $680,568 cash to pay certain debts of Boots & Coots; (ii) issuing two promissory notes, payable September 2, 1997, to Boots & Coots in the aggregate principal amount of $4,760,077; and, (iii) issuing to Boots & Coots a contractual right to receive $1,000,000 in common stock of the Company. The promissory notes are secured by the acquired assets of Boots & Coots, and may be extended at the option of the Company to September 15, 1997.

    After completion of the merger with Havenwood and the Boots & Coots acquisition, the name of the Company was changed to Boots & Coots International Well Control, Inc.

                         INDEPENDENT AUDITOR'S REPORT



To the Partners
Boots & Coots, L.P.
Houston, Texas

We have audited the accompanying consolidated balance sheets of Boots & Coots, L.P. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, partners' capital and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Boots & Coots, L.P. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



HEIN + ASSOCIATES LLP

Houston, Texas
June 25, 1997

                     BOOTS & COOTS, L.P. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                 December 31,  December 31,    April 30,
                                                    1995            1996          1997
                                                 ---------      ----------    ---------
                                                                             (Unaudited)
                                     ASSETS
                                     ------
CURRENT ASSETS:
 Cash                                           $   490,801   $ 1,603,855   $   908,014
 Receivables - trade and other (no allowance
  for doubtful accounts)                            470,354     2,633,790     3,144,201
 Inventories and supplies                            58,148       122,732       122,732
 Prepaid taxes and other expenses                     1,157         4,856        27,300
                                                -----------   -----------   -----------
    Total current assets                          1,020,460     4,365,233     4,202,247
                                                -----------   -----------   -----------

PROPERTY AND EQUIPMENT:
 Land                                               140,000       140,000       140,000
 Buildings and improvements                         561,350       561,350       561,350
 Firefighting equipment                           2,428,784     2,710,729     2,762,074
 Vehicles                                           114,774       155,967       183,131
 Furniture, fixtures and office equipment           128,544       159,863       185,810
                                                -----------   -----------   -----------
                                                  3,373,452     3,729,909     3,832,365
  Accumulated depreciation and amortization      (1,393,558)   (1,320,272)   (1,457,898)
                                                -----------   -----------   -----------
                                                  1,979,894     2,407,637     2,374,467
                                                -----------   -----------   -----------

OTHER ASSETS:
 Intangibles, net                                   937,500       812,500       770,834
 Goodwill, net                                      124,439       114,479       111,159
 Other assets                                       228,037       132,222       108,004
                                                -----------   -----------   -----------
                                                  1,289,976     1,059,201       989,997
                                                -----------   -----------   -----------

    Total assets                                $ 4,290,330   $ 7,832,071   $ 7,566,711
                                                ===========   ===========   ===========

                       LIABILITIES AND PARTNERS' CAPITAL
                       ---------------------------------
CURRENT LIABILITIES:
 Accounts payable                               $   512,499   $ 1,611,027   $   249,466
 Accrued liabilities                                 21,467       301,605       341,913
 Accrued interest                                   347,250       165,274       176,941
 Foreign income taxes payable                             -        13,231             -
 Deferred foreign income taxes                            -       273,327       445,823
 Accrual for other foreign taxes                          -       433,869       633,188
                                                 ----------    ----------    ----------
    Total current liabilities                       881,216     2,798,333     1,847,331

NOTES PAYABLE - affiliates                          500,000       500,000       500,000
                                                 ----------     ---------    ----------

    Total liabilities                             1,381,216     3,298,333     2,347,331

COMMITMENTS AND CONTINGENCIES (Note E)

PARTNERS' CAPITAL                                 2,909,114     4,533,738     5,219,380
                                                 ----------    ----------    ----------

    Total liabilities and partners' capital      $4,290,330    $7,832,071   $ 7,566,711
                                                 ==========    ==========    ==========

      SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                     BOOTS & COOTS, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                        Years Ended                      Four Months Ended
                                       December 31,                          April 30,
                                 -------------------------          --------------------------
                                    1995          1996                  1996            1997
                                 -----------  ------------          -----------     ----------
                                                                            (Unaudited)

REVENUES                          $1,468,807     $13,401,251          $4,362,699    $3,954,247

COSTS AND EXPENSES:
 Operating expenses                  127,523       8,061,989           2,895,956     2,019,975
 General and administrative        1,062,064       2,251,586             631,161       722,343
 Depreciation and amortization       679,474         523,077             198,963       235,572
                                  ----------     -----------          ----------    ----------
                                   1,869,061      10,836,652           3,726,080     2,977,890
                                  ----------     -----------          ----------    ----------

OPERATING INCOME (LOSS)             (400,254)      2,564,599             636,619       976,357

OTHER INCOME (EXPENSES):
 Foreign currency translation
  gain (loss)                         47,290        (259,646)           (237,757)      216,486
 Other income (expense)               (6,842)        110,048             217,168         1,288
                                  ----------     -----------          ----------    ----------
                                      40,448        (149,598)            (20,589)      217,774
                                  ----------     -----------          ----------    ----------

INCOME BEFORE TAXES                 (359,806)      2,415,001             616,030     1,194,131

INCOME TAXES (FOREIGN)                     -         623,757             197,400       165,740
                                  ----------     -----------          ----------    ----------

NET INCOME (LOSS)                 $ (359,806)    $ 1,791,244          $  418,630    $1,028,391
                                  ==========     ===========          ==========    ==========

      SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                     BOOTS & COOTS, L.P. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                    YEARS ENDED DECEMBER 31, 1995 AND 1996
               AND FOUR MONTHS ENDED APRIL 30, 1997 (UNAUDITED)


                                                      Total
                                                    Partners'
                                                     Capital
                                                   -----------

BALANCES, January 1, 1995                          $3,435,540

Net loss                                             (359,806)

Partner distributions                                (166,620)
                                                   ----------

BALANCES, December 31, 1995                         2,909,114

Net income                                          1,791,244

Partner distributions                                (166,620)
                                                   ----------

BALANCES, December 31, 1996                         4,533,738

Net income (unaudited)                              1,028,391

Partner distributions (unaudited)                    (342,749)
                                                   ----------

BALANCES, April 30, 1997 (unaudited)               $5,219,380
                                                   ==========


      SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                     BOOTS & COOTS, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWs


                                                               Years Ended             Four Months Ended
                                                               December 31,                April 30,
                                                         ----------------------      ------------------------
                                                            1995         1996          1996          1997
                                                         ---------     --------      ---------     ----------
                                                                                           (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                      $(359,806)  $ 1,791,244   $   418,630    $ 1,028,391
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
  Depreciation and amortization                            679,474       523,077       198,563        235,572
  Deferred income taxes                                          -       273,327       197,400        172,496
  Net effect of changes in assets and liabilities
  related to operating accounts:
     Receivables                                          (394,061)   (2,163,436)   (1,544,583)      (510,411)
     Inventories and supplies                              (58,148)      (64,584)      (69,135)             -
     Prepaid expenses                                       (1,157)       (3,699)       (1,795)       (22,444)
     Accounts payable                                      497,706     1,098,528       820,475     (1,361,561)
     Accrued liabilities                                    21,295       280,138       193,799         40,308
     Accrued interest                                      214,120      (181,976)     (158,104)        11,667
     Income taxes payable                                        -        13,231             -        (13,231)
     Accrued other taxes                                         -       433,869       (28,736)       199,319
     Other, net                                            (13,037)        9,815      (151,848)             -
                                                         ---------   -----------   -----------    -----------
  Net cash provided by (used in) operating activities      586,386     2,009,534      (125,334)      (219,894)
                                                         ---------   -----------   -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Property and equipment additions                        (674,657)     (729,860)     (200,284)      (133,198)
                                                         ---------   -----------   -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Loan proceeds                                                  -             -       250,000              -
  Partner distributions                                   (166,620)     (166,620)      (55,540)      (342,749)
                                                         ---------   -----------   -----------    -----------
  Net cash provided by (used in) financing activities     (166,620)     (166,620)      194,460       (342,749)
                                                         ---------   -----------   -----------    -----------

NET INCREASE (DECREASE) IN CASH                           (254,891)    1,113,054      (131,158)      (695,841)

CASH, beginning of period                                  745,692       490,801       490,801      1,603,855
                                                         ---------   -----------   -----------    -----------

CASH, end of period                                      $ 490,801   $ 1,603,855   $   359,643    $   908,014
                                                         =========   ===========   ===========    ===========


SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid for interest                                 $  67,259   $    11,606   $         -    $         -
  Cash paid for income taxes                             $       -   $   305,725   $         -    $         -
                                                         =========   ===========   ===========    ===========

       SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                     BOOTS & COOTS, L.P. AND SUBSIDIARIES


A.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:
    ------------------------------------------------

    Organization - Boots & Coots, L.P. (B&C or the Partnership), a Colorado limited partnership, commenced business activities in April 1993. The Partnership wholly owns Boots & Coots Overseas Inc. (a British Virgin Islands Corporation), which owns 100% of Boots and Coots de Venezuela, SA (domiciled in Anaco, Venezuela), which holds in excess of 50% of the Partnership's consolidated assets in Venezuela. The Partnership also wholly owns Boots & Coots Consulting, Inc. (a Texas Corporation).

    B&C and its subsidiaries are engaged in the oil and natural gas well control segment of the oil field services industry, providing services on an international basis in well blowout control and/or firefighting, specialized firefighting and well control equipment rental and sales, consulting engineering services, drilling rig and productions facilities inspection, safety training courses and blowout contingency planning.

    The accompanying consolidated financial statements include the financial transactions and accounts of B&C and its subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

    Property and Equipment - Property and equipment is stated at cost. Depreciation is provided principally using straight-line and accelerated methods over the expected useful lives of the respective assets as follows: building and improvements (15 to 31 1/2 years), firefighting equipment (5 years), shop and other equipment (7 years), vehicles (5 years) and furniture, fixtures and office improvements (7 years).

    Intangibles - Goodwill arose in 1993 upon the original acquisition of the assets of the predecessor business to B&C and is being amortized over fifteen years on a straight-line basis. Agreements for consulting and non-competition are being amortized over the respective lives of the agreements. Organization costs are being amortized over five years.

    Revenue Recognition - Revenue is recognized on the Partnership's service contracts either as earned on the basis of day work completed or, for turnkey contracts, on the percentage-of-completion method based upon costs incurred to date and estimated total contract costs.

    Foreign Currency Translation - The functional currency of the Partnership's foreign operations is the U.S. dollar. Foreign currency transaction gains or losses are included in the Consolidated Statements of Operations.

    Income Taxes - The Partnership is not subject to federal or state taxes on its domestic income. The partners include in their federal and state returns the respective portion of the Partnership's results of domestic operations. The Partnership's subsidiaries are responsible for paying any foreign income taxes due in foreign jurisdictions.

                     BOOTS & COOTS, L.P. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:  (continued)
    ------------------------------------------------

    The Partnership accounts for deferred income taxes on the liability method, which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Partnership's financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and available tax carryforwards.

    Recent Accounting Pronouncement - The Financial Accounting Standards Board
    (FASB) issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which is effective for fiscal years beginning after December 15, 1995. This pronouncement specifies certain events and circumstances which indicate the cost of an asset or assets may be impaired, the method by which the evaluation should be performed, and the method by which writedowns, if any, of the asset or assets are to be determined and recognized. The adoption of this pronouncement in 1996 did not have a material impact on the Company's financial condition or operating results.

    Unaudited Interim Information - The accompanying financial information as of April 30, 1997 and for the four months ended April 30, 1996 and 1997 has been prepared by the Partnership without audit. The financial statements reflect all adjustments, consisting of normal recurring accruals which are, in the opinion of management, necessary to fairly present such information in accordance with generally accepted accounting principles.

    Use of Estimates - The preparation of the Partnership's consolidated financial statements in conformity with generally accepted accounting principles requires the Partnership's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from these estimates.

    Cash Flow Information - The Partnership considers all unrestricted, highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.


B.  INCOME TAXES:
    ------------

    The provision for income taxes in 1996 was generated by income from the Partnership's subsidiary in Venezuela (a controlled foreign corporation). Approximately $348,000 of the total tax provision is current expense, the remaining approximately $275,000 representing deferred taxes provided on a delayed billing, which is not taxable in 1996 under Venezuelan law.

                     BOOTS & COOTS, L.P. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


C.  NOTES PAYABLE - AFFILIATES
    --------------------------

    The notes payable to affiliates represents two notes (each for $250,000) to two former owners of the predecessor business. Interest accrues at a rate of 1% above the Chase Manhattan Bank rate (8.25% at December 31, 1996) and is payable in full, along with the related principal, on July 8, 1998 . The notes are collateralized by the assets acquired by the Partnership from these two individuals in 1993.


D.  PARTNER CAPITAL:
    ---------------

    Pursuant to the Partnership agreement, any distributions made in excess of tax distributions are as directed by the Partnership's Executive Committee. Class B Limited Partnership Interests are to receive a guaranteed return of 9.5% annually until the Class B partners have been redeemed completely. As of December 31, 1996, the balance of Class B capital accounts accruing the guaranteed return amounted to approximately $1,700,000. No other class of partner is to receive a guaranteed return.


E.  COMMITMENTS AND CONTINGENCIES:
    -----------------------------

    The Company leases shop and equipment storage facilities under operating leases with original terms of at least one year. As of December 31, 1996, future lease payments under these noncancellable operating leases are approximately as follows:

     Years Ending December 31,                         Amount
     -------------------------                         -------

              1997                                     $49,000
              1998                                       8,000
              1999                                       1,000
                                                       -------

                                                       $58,000
                                                       =======

    Rent expense for the years ended December 31, 1995 and 1996 and the four months ended April 30, 1996 and 1997 was approximately $6,000, $14,000, $2,000 and $7,000, respectively.

    The Partnership, certain of its subsidiaries, the General Partner and others are defendants in two lawsuits pending in Texas District Court in which the plaintiffs assert negligence and gross negligence on the part of the defendants in connection with the deaths of three employees while performing well control work. Damages have not been specified in either suit. The Partnership contends plaintiffs are only entitled to recovery under the provisions of the Texas Worker's Compensation policy coverage in effect at the time of the accident. Discovery is still underway and it is likely that the cases will be consolidated for purposes of trial. The Partnership believes that damages, if any, awarded to the plaintiffs will be substantially covered through insurance.

    The Partnership is also involved in other litigation incidental to the conduct of its business, none of which management believes is, individually or in the aggregate, material to the Partnership's consolidated financial statements or results of operations.

                     BOOTS & COOTS, L.P. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


F.  MAJOR CUSTOMERS:
    ---------------

    During 1996, approximately 90% of the Partnership's revenues were generated by one domestic customer. These revenues were generated by the Partnership's Venezuelan subsidiary for work performed in Venezuela. As of December 31, 1996, this customer accounted for approximately 95% of the Partnership's trade receivables. These accounts receivable were subsequently collected under normal credit terms and the Partnership believes that future accounts receivable will continue to be collected under normal credit terms based on previous experience. The Partnership performs ongoing evaluations of its customers and generally does not require collateral. The Partnership assesses its credit risk and provides an allowance for doubtful accounts for any accounts which it deems doubtful of collection.

    No revenue or receivable concentrations existed as of December 31, 1995 or for the year then ended.


G.  CONCENTRATION OF CREDIT RISK:
    ----------------------------

    The Partnership maintains deposits in banks which may exceed the amount of federal deposit insurance available. Management believes that any possible deposit loss is minimal.


H.  PROFIT SHARING PLAN:
    -------------------

    The Partnership provides benefits pursuant to a profit sharing plan. Employees are eligible for participation in the plan at semi-annual dates immediately following one year of service and after the age of 21. The provisions of this plan only allow for employer contributions, which are made at the discretion of the Partnership's Advisory Committee. Employer contributions become vested after seven years. The Partnership contributed approximately $31,700, $31,000, $0 and $0 to this plan for the years ended December 31, 1995 and 1996 and for the four months ended April 30, 1996 and 1997, respectively.


I.  SUBSEQUENT EVENTS (UNAUDITED):
    -----------------------------

    On July 1, 1997, announcement was made that the Partnership had reached an agreement to sell all of its operating assets to IWC Services, Inc. ("IWC") an oil and gas well control and firefighting company. This sale was closed on July 31, 1997 with IWC: (i) paying at closing $369,432 cash to the Partnership and placing in escrow $680,568 cash to pay certain debts of the Partnership; (ii) issuing two promissory notes, payable September 2, 1997, to the Partnership in the aggregate principal amount of $4,760,077; and
    (iii) issuing to the Partnership a contractual right to receive $1,000,000 in common stock of IWC. The promissory notes are secured by the acquired assets of the Partnership, and may be extended at the option of IWC to September 15, 1997.

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma consolidated statements of operations of the Company for the year ended June 30, 1996 and the ten months ended April 30, 1997, and the unaudited pro forma consolidated balance sheet of the Company as of April 30, 1997 (the "Unaudited Pro Forma Consolidated Financial Statements") give effect to: (i) the Boots & Coots Acquisition under the purchase method of accounting; (ii) sale of an additional $2,145,000 by IWC Services, Inc. of its 12% Senior Subordinated Notes and assumed subsequent conversion of all outstanding Notes (in the aggregate principal amount of $3,000,000) into 4,000,000 shares of the Company's common stock; and (iii) the issuance and sale of 6,500,000 shares of the Company's common stock pursuant to the offering and the application of the estimated net proceeds therefrom to reduce the debt incurred in connection with the Boots & Coots Acquisition and add to working capital for general corporate purposes.

The unaudited pro forma consolidated statements of operations for the year ended June 30, 1996, and the ten months ended April 30, 1997, were prepared assuming that the transactions described above were consummated as of the beginning of each period presented. The unaudited pro forma consolidated balance sheet as of April 30, 1997 was prepared assuming that the transactions described in (i),
(ii) and (iii) above were consummated as of April 30, 1997.

The Unaudited Pro Forma Consolidated Financial Statements are based upon the historical consolidated financial statements of IWC Services, Inc. and Boots & Coots included elsewhere in this Prospectus and should be read in conjunction with those consolidated financial statements and the notes thereto. In addition, historical statements of operations data of Boots & Coots were converted from its December 31, fiscal year end basis to a June 30 fiscal year basis in order to conform to IWC Services, Inc.'s fiscal year end. Because of the nature of IWC Services, Inc.'s and Boots & Coots' operations, among other factors, the results of the interim periods presented are not necessarily indicative of the results to be expected for an entire year.

The pro forma adjustments and the resulting Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Company. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made for the Boots & Coots Acquisition. Accordingly, the purchase accounting adjustments for the Boots & Coots Acquisition reflected in the pro forma information are preliminary and have been made solely for purposes of developing such information. The Company's management believes, however that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transactions reflected thereby and that any subsequent changes in the underlying assumptions and estimates will not materially affect the Unaudited Pro Forma Consolidated Financial Statements presented herein. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the Company's financial position or results of operations actually would have been had the Boots & Coots Acquisition and the Offering occurred on the dates indicated or to project the Company's financial position or results of operations for any future date or period. Furthermore, the Unaudited Pro Forma Consolidated Financial Statements do not reflect changes that may occur as the result of post-combination activities and other matters. The results of operations of Boots & Coots will be included with the Company's actual results of operations only from the date on which the Boots & Coots Acquisition was consummated.

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JUNE 30, 1996


                                            Historical          Pro Forma
                                     ------------------------  ------------
                                                                  Boots &
                                                                   Coots       Combined
                                                    Boots &     Acquisition   Operations
                                       Company       Coots      Adjustments  and Offering
                                     -----------  -----------   -----------  ------------
                                                                (a) and (b)

REVENUES                              $1,662,121   $6,430,619                  $8,092,740

COSTS AND EXPENSES:
 Operating expenses                    1,320,702    3,615,315                   4,936,053
 General and administrative              772,626    1,430,077                   2,202,703
 Depreciation and amortization            49,893      626,651    $ 171,156        847,700
                                      ----------   ----------    ---------     ----------
                                       2,143,221    5,672,079      171,156      7,986,456
                                      ----------   ----------    ---------     ----------

OPERATING INCOME (LOSS)                 (481,100)     758,540     (171,156)       106,284

OTHER INCOME (EXPENSES)                    4,216      (39,928)                    (35,712)
                                      ----------   ----------    ---------     ----------

INCOME (LOSS) BEFORE INCOME TAXES       (476,884)     718,612     (171,156)        70,572

INCOME TAX EXPENSE (BENEFIT)            (137,818)     159,819                      22,001
                                      ----------   ----------    ---------     ----------

NET INCOME (LOSS)                     $ (339,066)  $  558,793    $(171,156)    $   48,571
                                      ==========   ==========    =========     ==========


  SEE ACCOMPANYING NOTES TO THESE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE TEN MONTHS ENDED APRIL  30, 1997


                                            Historical                   Pro Forma
                                     -------------------------        -------------------
                                                                       Boots &
                                                                        Coots          Combined
                                                    Boots &          Acquisition      Operations
                                       Company       Coots           Adjustments     and Offering
                                     -----------    ------------     -----------     ------------
                                                                     (a) and (b)

REVENUES                             $ 1,505,772   $ 12,118,565                      $ 13,624,337

COSTS AND EXPENSES:
 Operating expenses                    1,134,335      6,306,796                         7,441,131
 General and administrative              749,742      2,541,335                         3,291,077
 Depreciation and amortization            84,362        566,080      $    98,759          749,201
                                      ----------    -----------      -----------     ------------
                                       1,968,439      9,414,211           98,759       11,481,409
                                      ----------    -----------      -----------     ------------

OPERATING INCOME (LOSS)                 (462,667)     2,704,354          (98,759)       2,142,928

OTHER INCOME (EXPENSES)                  (32,803)       (42,096)                          (74,899)
                                      ----------    -----------      -----------     ------------

INCOME (LOSS) BEFORE INCOME TAXES       (495,470)     2,662,258          (98,759)       2,068,029

INCOME TAX EXPENSE (BENEFIT)              21,239        761,507          414,222        1,196,968
                                      ----------    -----------      -----------     ------------

NET INCOME (LOSS)                     $ (516,709)   $ 1,900,751      $  (512,981)    $    871,061
                                      ==========    ===========      ===========     ============


       SEE ACCOMPANYING NOTES TO THESE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.


                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF APRIL 30, 1997


                                              HISTORICAL                           Pro Forma
                                        -----------------------     ---------------------------------------
                                                                      Boots &
                                                                       Coots                       Combined
                                                        Boots &      Acquisition    Offering       Operations
                                         Company        Coots       Adjustments    Adjustments    and Offering
                                        ----------    ----------    -----------    -----------    ------------
                                                                        (c)            (d)
     ASSETS
     ------
CURRENT ASSETS:
 Cash                                   $   280,878   $   908,014   $ (6,801,961)   $7,385,500    $  1,772,431
 Receivables - trade and other
  (no allowance for doubtful
   accounts)                                626,544     3,144,201     (3,144,201)                      626,544
 Other current assets                       178,207       150,032                                      328,239
                                        -----------   -----------   ------------    ----------    ------------
    Total current assets                  1,085,629     4,202,247     (9,946,162)    7,385,500       2,727,214
                                        -----------   -----------   ------------    ----------    ------------

PROPERTY AND EQUIPMENT, net                 311,877     2,374,467      4,321,444                     7,007,788

OTHER ASSETS, net                           377,751       989,997       (881,993)     (181,629)        304,126
                                        -----------   -----------   ------------    ----------    ------------

    Total assets                        $ 1,775,257   $ 7,566,711   $ (6,506,711)   $7,203,871    $ 10,039,128
                                        ===========   ===========   ============    ==========    ============

  LIABILITIES AND
SHAREHOLDERS' EQUITY
--------------------
CURRENT LIABILITIES:
 Accounts payable                        $  309,337   $   249,466   $   (249,466)                 $    309,337
 Accrued liabilities                        355,233       341,913       (281,913)                      415,233
 Notes payable - current                     28,800             -                                       28,800
 Accrued interest                                 -       176,941       (176,941)                            -
 Deferred foreign income taxes                    -       445,823       (445,823)                            -
 Accrued other taxes                              -       633,188       (633,188)                            -
                                        -----------   -----------   ------------                  ------------
    Total current liabilities               693,370     1,847,331     (1,787,331)                      753,370
                                        -----------   -----------   ------------                  ------------

NOTES PAYABLE - noncurrent                    9,818       500,000       (500,000)                        9,818

12% SENIOR SUBORDINATED NOTES               769,500             -                     (769,500)              -
                                        -----------   -----------   ------------   -----------    ------------

    Total liabilities                       779,318     2,347,331       (500,000)     (769,500)          9,818
                                        -----------   -----------   ------------   -----------    ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
 Preferred stock                                  -             -                                            -
 Common stock                                57,084             -         10,000       105,000         172,084
 Additional paid-in capital                 829,176             -        990,000     8,168,371       9,987,547
 Accumulated deficit                       (583,691)            -                     (300,000)       (883,691)
                                        -----------   -----------   ------------   -----------    ------------
    Total shareholders' equity              302,569             -      1,000,000     7,973,371       9,275,940
                                        -----------   -----------   ------------   -----------    ------------

PARTNERS' CAPITAL                                 -     5,219,380     (5,219,380)            -               -
                                        -----------   -----------   ------------   -----------    ------------

    Total liabilities, shareholders'
     equity and partners' capital       $ 1,775,257   $ 7,566,711   $ (6,506,711)   $7,203,871    $ 10,039,128
                                        ===========   ===========   ============   ===========    ============



                SEE ACCOMPANYING NOTES TO THESE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

                                                                D-4

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEAR ENDED JUNE 30, 1996 AND THE
           TEN MONTHS ENDED APRIL 30, 1997, AND AS OF APRIL 30, 1997


1.  BASIS OF PRESENTATION:
    ---------------------

    The unaudited pro forma consolidated balance sheet is presented assuming the Boots & Coots Acquisition and the Offering occurred on April 30, 1997. The unaudited pro forma consolidated statements of operations for the year ended June 30, 1996 and the ten months ended April 30, 1997 are presented as if the Boots & Coots Acquisition and the Offering occurred at the beginning of each respective period presented. The Unaudited Pro Forma Consolidated Financial Statements may not necessarily be indicative of the results which would actually have occurred if the Boots & Coots Acquisition had been in effect on the date or for the periods indicated or which may result in the future.


2.  PRO FORMA ADJUSTMENTS - STATEMENTS OF OPERATIONS:
    ------------------------------------------------

    The pro forma adjustments to the unaudited pro forma consolidated statements of operations reflect the following:

      (a) Depreciation and Amortization - The adjustment reflects the pro forma depreciation and amortization expense based on the allocation of the excess of purchase price over underlying fair value of assets acquired to the depreciable assets of Boots & Coots and the use of depreciation lives for all assets based on management's estimates of their remaining useful lives.

      (b) Income Taxes - The acquisition adjustment for income taxes represents the tax effect of the foregoing acquisition pro forma adjustments computed at a 34% statutory federal income tax rate, as well as the utilization of the Company's NOL carryforward.


3.  PRO FORMA ADJUSTMENTS - BALANCE SHEET:
    -------------------------------------

    The pro forma adjustments to the unaudited pro forma consolidated balance sheet reflect the following:

      (c) Boots & Coots Acquisition Adjustments - The adjustment reflects the recording of the Boots & Coots Acquisition using the purchase method of accounting and the allocation of the purchase price based on the Company's estimate of the fair value of the assets acquired. The allocation of the purchase price is preliminary, as valuation and other studies have not been finalized; however, it is expected that a substantial portion of purchase price allocations will be made to depreciable assets. It is not expected that the final allocation of the purchase price will produce materially different results from those presented herein. This set of adjustments also includes completion of a debt offering that was in process at April 30, 1997.

      (d) Offering Adjustments - The adjustment reflects the issuance of 6,500,000 shares of the Company's common stock at a price of $1.00 per share. The estimated net proceeds of $5,505,000 will be used to reduce the debt incurred for the Boots & Coots Acquisition and add to working capital for general corporate purposes.


                                      D-5